                                                                   EXHIBIT 10.1


                                                                  EXECUTION COPY








                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       THE SHAREHOLDER[S] SIGNATORY HERETO
                                       AND
                               KAYDON CORPORATION

                           DATED AS OF JANUARY 7, 2005

                                TABLE OF CONTENTS


Article I  Definitions............................................................................................1
Article II  Purchase and Sale.....................................................................................8
   2.1   Purchase and Sale........................................................................................8
   2.2   Purchase Price...........................................................................................8
   2.3   Purchase Price Adjustment................................................................................8
Article III  Closing and Deliveries..............................................................................10
   3.1   Closing.................................................................................................10
   3.2   Deliveries by Sellers...................................................................................10
   3.3   Deliveries by Buyer.....................................................................................11
   3.4   Escrow..................................................................................................12
Article IV  Representations and Warranties of Sellers............................................................12
   4.1   Organization of the Company and Subsidiary; Qualification; Capitalization...............................12
   4.2   Authority; No Violation or Consent......................................................................13
   4.3   No Subsidiaries or Investments..........................................................................13
   4.4   Financial Statements....................................................................................14
   4.5   No Undisclosed Liabilities..............................................................................15
   4.6   Conduct of Business in Ordinary Course..................................................................15
   4.7   Real Estate and Tangible Personal Properties; Title.....................................................16
   4.8   Intellectual Property...................................................................................17
   4.9   Environmental Matters...................................................................................20
   4.10  Insurance...............................................................................................21
   4.11  Labor Matters...........................................................................................22
   4.12  Employee Benefit Plans..................................................................................24
   4.13  Material Contracts......................................................................................26
   4.14  Legal Proceedings, Etc..................................................................................28
   4.15  Permits.................................................................................................28
   4.16  Taxes...................................................................................................28
   4.17  Transactions with Shareholders, Officers, Directors, Etc................................................30
   4.18  Brokers.................................................................................................31
   4.19  Inventory...............................................................................................31
   4.20  Accounts Receivable; Accounts Payable...................................................................31
   4.21  Suppliers...............................................................................................31
   4.22  Customers...............................................................................................31
   4.23  Effect of Transaction...................................................................................32
   4.24  Compliance with Laws....................................................................................32
   4.25  Absence of Certain Commercial Practices.................................................................32
   4.26  No Competing Business; Total Assets.....................................................................33
   4.27  Warranties; Product Liability...........................................................................33
   4.28  Bank Accounts...........................................................................................33
   4.29  No Material Misstatements or Omissions..................................................................33


Article V  Representations and Warranties of each Seller.........................................................34
   5.1   Authority, Validity and Effect; No Conflicts, Required Filings and Consents.............................34
   5.2   Title to Shares.........................................................................................34
   5.3   Filtration Systems, Inc.................................................................................35
   5.4   Broker..................................................................................................35
   5.5   Taxes...................................................................................................35
Article VI  Representations and Warranties of Buyer..............................................................35
   6.1   Organization............................................................................................35
   6.2   Authority Relative to this Agreement....................................................................35
   6.3   Consents and Approvals; No Violation....................................................................36
   6.4   Litigation..............................................................................................36
   6.5   Investment Intent.......................................................................................36
   6.6   No Brokers..............................................................................................36
Article VII  Covenants of the Parties............................................................................37
   7.1   Further Assurances......................................................................................37
   7.2   Cooperation in Litigation...............................................................................37
   7.3   Noncompetition, Nonsolicitation and Nondisparagement....................................................37
   7.4   Section 338(h)(10) Election.............................................................................38
   7.5   Taxes...................................................................................................39
   7.6   Appointment of Sellers' Representative..................................................................40
   7.7   Company Employees.......................................................................................41
   7.8   Federal Tax on Deposit..................................................................................43
Article VIII  Indemnification....................................................................................43
   8.1   Indemnification by Sellers..............................................................................43
   8.2   Indemnification by Buyer................................................................................44
   8.3   Definition of Losses and Legal Expenses.................................................................44
   8.4   Third Party Claims......................................................................................44
   8.5   Procedure Relating to Other Claims......................................................................45
   8.6   Subrogation.............................................................................................45
   8.7   Limitations On Indemnification Obligations..............................................................46
   8.8   Payment for Indemnity Claims............................................................................46
   8.9   Survival................................................................................................46
Article IX  Miscellaneous........................................................................................47
   9.1   Construction and Interpretation.........................................................................47
   9.2   Expenses................................................................................................48
   9.3   Notices.................................................................................................48
   9.4   Assignment..............................................................................................49
   9.5   Entire Agreement........................................................................................50
   9.6   Counterparts............................................................................................50
   9.7   Governing Law...........................................................................................50
   9.8   Severability............................................................................................51
   9.9   Third Parties...........................................................................................51
   9.10  Consent to Jurisdiction and Service of Process..........................................................51
   9.11  Schedules...............................................................................................51

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 7, 2005, is by and among each of the individuals signatory hereto who owns capital stock (the "Shares") in Purafil, Inc., a Georgia company (the "Company") or in Purafil Europa B.V. ("Subsidiary") (each, a "Seller" and collectively, "Sellers") and Kaydon Corporation, a Delaware corporation ("Buyer").

                                   BACKGROUND

          A. The Company and Subsidiary are engaged in the design, manufacture, and sales of gas-phase air filtration chemicals and systems for industrial and commercial facilities throughout the world (the "Business").

          B. Sellers are owners of all of the outstanding Shares of the Company or Subsidiary.

          C. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Shares upon the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, Sellers and Buyer hereby agree as follows:

                              ARTICLE I      DEFINITIONS

For purposes of this Agreement:

        "2002 FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

        "2003 FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

        "2004 FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

        "ACTION" or "ACTIONS" means any lawsuit, legal proceeding, administrative enforcement proceeding or arbitration proceeding before any Governmental Authority.

        "AFFILIATE" means with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

        "AGREEMENT" has the meaning set forth in the preamble.

        "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).



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

        "BONUS PLANS" has the meaning set forth in SECTION 4.12(C).

        "BUSINESS" has the meaning set forth in the preamble.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized or obligated by Law or executive order to close.

        "BUYER" has the meaning set forth in the preamble.

        "BUYER 401(K) PLAN" has the meaning set forth in SECTION 7.7(B).

        "BUYER PLANS" has the meaning set forth in SECTION 7.7(C)(I).

        "BUYER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 8.1.

        "BUYER WELFARE PLANS" has the meaning set forth in SECTION 7.7(C)(II).

        "BV STATEMENTS" has the meaning set forth in SECTION 4.4(A).

        "CASH" OR "CASH EQUIVALENTS" means the fair market value (expressed in United States dollars) of all cash and cash equivalents, including marketable securities and short term investments.

        "CLOSING" has the meaning set forth in SECTION 3.1.

        "CLOSING DATE" has the meaning set forth in SECTION 3.1.

        "COBRA" has the meaning set forth in SECTION 4.12(D).

        "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "COMPANY" has the meaning set forth in the preamble.

        "COMPANY 401(K) PLAN" has the meaning set forth in SECTION 7.7(B).

        "COMPANY EMPLOYEES" has the meaning set forth in SECTION 4.11(E).

        "CONSENT" means any consent, approval, authorization, qualification, waiver, registration or notification required to be obtained from, filed with or delivered to a Governmental Authority or other Person in connection with the consummation of the transactions provided for herein.

        "CONTRACTS" means all contracts, leases, licenses, and other agreements (including any amendments and other modifications thereto), whether oral or written.



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

        "CURRENT ASSETS" has the meaning set forth in SECTION 2.3(A).

        "CURRENT LIABILITIES" has the meaning set forth in SECTION 2.3(A).

        "DEBT" means all liabilities and obligations, including principal, interest, fees, penalties and expenses, relating to or arising from (i) indebtedness of the Company or Subsidiary for borrowed money, whether or not secured, including obligations under leases required to be capitalized under GAAP, (ii) obligations of the Company or Subsidiary evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations of the Company or Subsidiary under conditional sale, title retention or similar agreements or arrangements creating an obligation of the Company or Subsidiary with respect to the deferred purchase price of property (other than customary trade credit), (iv) interest rate and currency obligation swaps, hedges or similar arrangements, (v) all obligations of the Company or Subsidiary to guarantee any of the foregoing types of obligations on behalf of any Person other than the Company or Subsidiary, (vi) any bank overdraft accounts and (vii) all obligations of another Person secured by any asset or right of the Company or Subsidiary.

        "DECEMBER 2004 FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 7.5(D).

        "DEBT AGREEMENTS" means all agreements of the Company and Subsidiary under which either has any liability for Debt.

        "EMPLOYEE PLANS" has the meaning set forth in SECTION 4.12(A).

        "EMPLOYEES" has the meaning set forth in SECTION 7.7(A).

        "ENVIRONMENT" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, and ambient air.

        "ENVIRONMENTAL CLAIM" means any claims, suits, actions, proceedings, judgments, obligations, liabilities, fines, penalties, costs, damages or expenses (including reasonable attorney and consulting fees) arising under or relating to any Environmental Condition on or affecting the Real Property or the operations thereon.

        "ENVIRONMENTAL CONDITION" means the presence of any Hazardous Materials in the soils, surface water or groundwater in, on, under or migrating from or to the Real Property, any failure by the Company or Subsidiary to comply with Environmental Laws or Permits issued or required under Environmental Laws, and any liabilities or obligations under Environmental Laws arising out of or relating to the activities of the Company or Subsidiary.

        "ENVIRONMENTAL LAW" means all Laws relating to the protection of the Environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ESCROW AGENT" means J.P. Morgan Trust Company, National Association.

        "ESCROW AGREEMENT" means an agreement by and among the Escrow Agent, Sellers' Representative and Buyer substantially in the form of Exhibit A attached hereto.

        "ESCROW FUNDS" means $4,150,000.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FILTRATION SYSTEMS" means Filtration Systems, Inc., a Georgia corporation.

        "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

        "GAAP" means for the Company financial statements, United States generally accepted accounting principles applied on a consistent basis, and for Subsidiary financial statements, Netherlands generally accepted accounting principles applied on a consistent basis.

        "GENERAL ENFORCEABILITY EXCEPTIONS" has the meaning set forth in
SECTION 5.1(A).

        "GOVERNMENTAL AUTHORITY" means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court or arbitrator.

        "HAZARDOUS MATERIAL" means any pollutant, toxic substance, including asbestos and asbestos-containing materials, hazardous waste, hazardous material, hazardous substance, contaminant, petroleum, radiation and radioactive materials and polychlorinated biphyenyls as defined in or regulated by any Environmental Law.

        "HIPAA" has the meaning set forth in SECTION 4.12(D).

        "IMMIGRATION ACT" has the meaning set forth in SECTION 4.11(K).

        "INDEMNIFICATION CAP" has the meaning set forth in SECTION 8.7(B).

        "INDEMNIFICATION DEDUCTIBLE CAP" has the meaning set forth in SECTION 8.7(A).

        "INDEMNIFIED PARTY" has the meaning set forth in SECTION 8.3.

        "INDEMNIFYING PARTY" has the meaning set forth in SECTION 8.3.

        "INTELLECTUAL PROPERTY" means any and all (i) patents and patent applications; (ii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names, together with the goodwill of the business(es) symbolized by each of these; (iii) inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, confidential information, proprietary information and trade secrets, whether or not patented or patentable; (iv) copyrights, writing and other copyrightable works and works in progress, databases, website content and software; (v) other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the word; (vi) registrations and application for registration of any of the foregoing; (vii) databases; (viii) renewals, extensions, continuations, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world, that are owned by the Company or Subsidiary; and (ix) the right to bring suit and collect damages for all past infringements for each of the foregoing, including all rights to sue and seek recovery for damages, attorneys' fees and costs, and any and all equitable remedies, including injunctive relief.

        "INTERIM ACCOUNTING PRINCIPLES" has the meaning set forth in Section 2.2(a).

        "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

        "INTERNAL 2004 FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 4.4(C).

        "IRS" has the meaning set forth in SECTION 4.12(B).

        "LAW" means any law, statute, code, ordinance, regulation or rule of any Governmental Authority.

        "LEGAL EXPENSES" has the meaning set forth in SECTION 8.3.

        "LIENS" means any security interest, mortgage, lien, option, pledge or other encumbrance.

        "LOSS" OR "LOSSES" has the meaning set forth in SECTION 8.3.

        "MATERIAL ADVERSE EFFECT" means, with respect to the Company, Subsidiary, Sellers or Buyer, as applicable, any change, occurrence or development that has a material adverse effect on the business, operations, results of operations, condition (financial or otherwise) or prospects of such party, or that would prevent or delay the consummation of the transactions contemplated hereby; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in GAAP or regulatory accounting principles, or (c) actions and omissions of the Company or Subsidiary taken with the written consent of Buyer in contemplation of the transactions contemplated by this Agreement.

        "MATERIAL CONTRACTS" has the meaning set forth in SECTION 4.13(A).

        "NET WORKING CAPITAL" has the meaning set forth in SECTION 2.3(A).

        "NORMAL WORKING CAPITAL" has the meaning set forth in SECTION 2.3(A).

        "OFF BALANCE SHEET ARRANGEMENT" means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company or Subsidiary is a party, under which the Company or Subsidiary has: (i) any obligation under a guarantee; (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets; (iii) any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or (iv) any obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to, the Company or Subsidiary, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, the Company or Subsidiary.

        "ORDER" means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

        "OSHA" has the meaning set forth in SECTION 4.11(M).

        "PAYOFF LETTERS" means the letters provided by the lenders or other holders of Debt in connection with the repayment of the Debt as contemplated by this Agreement.

        "PERMITS" means any license, permit, authorization, certificate of authority, qualification or similar document or authority that has been issued or granted by any Governmental Authority.

        "PERSON" means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or any Governmental Authority.

        "PURCHASE PRICE" has the meaning set forth in SECTION 2.2(A).

        "REAL PROPERTY" means all of the Company's and Subsidiary's interests in real property, in fee, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, rights of way, all buildings and other improvements thereon, and other interests in real property currently used in the business or operations of the Company and Subsidiary.

        "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Material into the Environment.

        "REVIEWING ACCOUNTANT" has the meaning set forth in SECTION 2.3(C).

        "SECTION 338 ELECTION" has the meaning set forth in SECTION 7.4(A).

        "SECTION 338 ELECTION TAXES" has the meaning set forth in SECTION
7.4(D).

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SELLER" OR SELLERS" has the meaning set forth in the preamble.

        "SELLERS' KNOWLEDGE" means the knowledge that William Weiller, David Nicholas, James Mash, Robert Burkholder, Barbara Harris, Wolfgang Schmidl, David Schaaf or Meridith Christianson or any officer of Subsidiary has or would have based upon reasonable inquiry of the employees of the Company and Subsidiary who have responsibility for the matter in question and of the Company's or Subsidiary's counsel and independent accountants and upon a reasonable review of the Company's and Subsidiary's books and records relating to the matter in question.

        "SELLER'S NOTICE" has the meaning set forth in SECTION 2.3(B).

        "SELLERS' REPRESENTATIVE" is William Weiller.

        "SHARES" means all of the capital stock of the Company and Subsidiary owned by Sellers.

        "SUBSIDIARY" has the meaning set forth in the preamble.

        "TANGIBLE PROPERTY" has the meaning set forth in SECTION 4.7(B).

        "TAX" OR "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added (or similar), transfer, franchise, profits, license, withholding, payroll, employment, unemployment, social security, disability, estimated, excise, severance, stamp, occupation, premium, property, environmental (including taxes under Code ss.59A) or windfall profit tax, custom, duty or other tax of any kind whatsoever (including any interest, penalty, or addition thereto) imposed by any Taxing Authority, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

        "TAXING AUTHORITY" means any Governmental Authority responsible for the administration or imposition of any Tax.

        "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "WORKING CAPITAL REPORT" has the meaning set forth in SECTION 2.3(B).

                              ARTICLE II     PURCHASE AND SALE

     2.1 Purchase and Sale. Upon and subject to the terms and conditions of this Agreement, Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Sellers, as of and with effect from the close of business on the Closing Date, the Shares, constituting all of the issued and outstanding shares of the capital stock of the Company and Subsidiary owned by Sellers. Sellers shall deliver to Buyer the stock certificates, as applicable, representing all of the Shares, with duly executed and notarized stock powers or other evidence of transfer attached in proper form for transfer, free and clear of all Liens, and Buyer shall purchase and acquire all of the Shares and shall pay and deliver the Purchase Price (as defined in Section 2.2(a) hereof) to Sellers and take the other actions described in this ARTICLE II.

     2.2   Purchase Price.

           (a) Subject to the adjustment set forth in Section 2.3, in full consideration for the transfer of all Shares, at the Closing, Buyer shall pay to Sellers $41,500,000, (i) plus $1,500,000 (ii) minus the aggregate amount outstanding under Debt Agreements, and (iii) minus the Escrow Funds (such net amount, the "Purchase Price"), by means of a wire transfer of immediately available funds to an account designated in writing by the Sellers' Representative on Exhibit D. Set forth on Schedule 2.2(a) is a complete and accurate listing of all Sellers, Shares held by each Seller and allocation of the Purchase Price to each Seller.

           (b) At the Closing, Buyer shall (i) on behalf of the Company, cause the Debt to be repaid in full to the party or parties entitled thereto pursuant to the Payoff Letters, and (ii) pay the Escrow Funds into an escrow account to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     2.3 Purchase Price Adjustment. A post-closing adjustment to the Purchase Price shall be made as follows:

           (a) The Purchase Price assumes that the Company's Net Working Capital (as defined below) as of the close of business on the Closing Date will total $3,750,000 (the "Normal Working Capital"). For purposes of this Agreement, Net Working Capital shall be determined in accordance with the accounting principles utilized in the preparation of the Interim Financial Statements (as defined below) (the "Interim Accounting Principles"), consistent with past practices (except as set forth on Exhibit B) and the Normal Working Capital. "Net Working Capital" shall mean the sum of Current Assets less Current Liabilities as set forth on Exhibit B. "Current Assets" shall mean the current assets of the Company and Subsidiary as set forth on a balance sheet prepared in accordance with Interim Accounting Principles, excluding (i) Cash and Cash Equivalents which cannot be documented to Buyer's satisfaction are unrestricted, freely transferable, not subject to offset, and fully available to Buyer on the Closing Date without the inconvenience of payment of any additional surcharges, taxes or penalties of any kind other than costs associated with the exchange of currency, if applicable, and (ii) Federal Tax on deposit. "Current Liabilities" shall mean the current liabilities of the Company and Subsidiary as set forth on a balance sheet prepared in accordance with Interim Accounting Principles, excluding Debt. A physical inventory was taken by the Buyer at which representatives of Buyer and the Sellers were present on January 3, 2005.

         (b) Not later than thirty (30) days after the Closing Date, Buyer shall cause to be prepared and delivered to the Sellers' Representative a report setting forth the Net Working Capital as of the close of business on the Closing Date (the "Working Capital Report"). Sellers, acting through the Sellers' Representative, shall have thirty (30) days from the date the Working Capital Report is received by the Sellers' Representative to review such report and provide Buyer with written notice of any objections thereto and the basis for such objections (the "Seller's Notice"). During such thirty (30) day period, Buyer shall provide the Sellers' Representative with reasonable access to the Company's and Subsidiary's accounts and records during normal business hours. If Buyer does not receive the Seller's Notice, the Working Capital Report shall be deemed accepted for all purposes of this Agreement; any item which is not identified in the Seller's Notice shall be deemed accepted by the Sellers' Representative for all purposes of this Agreement. Buyer and the Sellers' Representative shall work together in good faith to resolve their differences as identified in the Seller's Notice within the thirty (30) days following the delivery of Seller's Notice.

         (c) If Buyer and the Sellers' Representative fail to reach a mutually agreeable determination with respect to the Working Capital Report within the thirty (30) days following the delivery of Seller's Notice, then the disputed item(s) shall be submitted to KPMG, LLP (the "Reviewing Accountant") for resolution. Buyer and the Sellers' Representative shall direct the Reviewing Accountant to resolve such item(s) within thirty (30) days of submission or as soon thereafter as is practicable. The Reviewing Accountant's determination shall be final and binding on Buyer and the Sellers' Representative, and judgment on such determination may be entered in any court having jurisdiction. Buyer and Sellers shall each be responsible for 50% of the fees and expenses of the Reviewing Accountant. Any agreement as to the Net Working Capital shall be in writing and signed by or on behalf of Buyer and by the Sellers' Representative, on behalf of Sellers.

         (d) To the extent that the Net Working Capital is less than the Normal Working Capital, the Purchase Price shall be reduced by the amount of such shortfall and the deficiency, together with interest thereon at the rate earned on the Escrow Funds, shall be paid to Buyer from the Escrow Funds within three
(3) Business Days after the Net Working Capital is determined in accordance with this Section 2.3.

         (e) In the event that the Net Working Capital exceeds the Normal Working Capital, then the Purchase Price shall be increased by the amount of such excess. Buyer shall pay to the Sellers' Representative the amount of such excess in Net Working Capital together with interest thereon at the rate earned on the Escrow Funds within three (3) Business Days after the Net Working Capital is determined in accordance with this Section 2.3.

                              ARTICLE III    CLOSING AND DELIVERIES

         3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the date of this Agreement, which date shall be referred to in this Agreement as the "Closing Date" and the Closing shall be deemed to be effective as of the close of business on the Closing Date. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

         3.2 Deliveries by Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following items:

             (a) The stock certificates or other evidence representing the Shares, with duly executed and notarized stock powers or other evidence of transfer attached in proper form for transfer free and clear of all Liens;

             (b) The Payoff Letters reflecting all outstanding Debt and any necessary Uniform Commercial Code termination statements or other releases as may be reasonably required to evidence the satisfaction of the Debt arising under the Debt Agreements;

             (c) Any necessary Uniform Commercial Code termination statements or other releases as may be reasonably required to evidence the satisfaction of all Liens;

             (d) The articles of incorporation of the Company and of Filtration Systems certified as of the most recent practicable date by the Georgia Secretary of State and the equivalent governing instruments of Subsidiary certified as of the most recent practicable date by the applicable authority in the jurisdiction of organization or incorporation; provided, however, that in the event such documents are certified on a date more than 30 days prior to Closing, Sellers shall provide evidence at Closing satisfactory to Buyer that such documents have been updated (orally or otherwise) to a date no more than 15 days prior to Closing;

             (e) A certificate of the Georgia Secretary of State as to the good standing of the Company and of Filtration Systems as of the most recent practicable date and a certificate as to the good standing (or equivalent documentation) of Subsidiary as of the most recent practicable date from the applicable authority in the jurisdiction of organization or incorporation; provided, however, that in the event such certifications are certified on a date more than 30 days prior to Closing, Sellers shall provide evidence at Closing satisfactory to Buyer that such certifications have been updated (orally or otherwise) to a date no more than 15 days prior to Closing;

             (f) Original corporate record books and stock record books of the Company, Filtration Systems and Subsidiary;

             (g) A counterpart to the Escrow Agreement, duly executed by Sellers' Representative;

             (h) Evidence of receipt of all Consents required to consummate the transactions contemplated hereby;

             (i) A certificate of the Secretary of the Company, given by the Secretary on behalf of the Company and not in the Secretary's individual capacity, certifying as to the bylaws of the Company and as to the resolutions of the Board of Directors of the Company ratifying prior actions and authorizing this Agreement and the transactions contemplated hereby;

             (j) Documents evidencing the sale of the Mini Cooper automobile to and purchase by William Weiller at the book value of such automobile;

             (k) Written resignations or other documentation evidencing the resignation of directors and officers of the Company, Filtration Systems and Subsidiary who are listed on Schedule 3.2(k);

             (l) Evidence satisfactory to the Buyer regarding the assignment to and assumption by William Weiller of the lease agreements listed on Schedule 3.2(l);


             (m) Employment agreements for key employees identified on Schedule 3.2(m);

             (n) A survey of the Real Property;

             (o) To the extent not provided prior to the Closing, copies of powers of attorney executed by each Seller who is not individually executing this Agreement properly conferring such power of execution on Sellers' Representative; and

             (p) Evidence satisfactory to the Buyer regarding the transfer by William Weiller of all of the outstanding equity interest in Filtration Systems, Inc. to the Company free and clear of any Liens.

         3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver the following items:

             (a) The Purchase Price paid to the Sellers' Representative in accordance with Section 2.2(a);

             (b) Amounts owed under the Debt Agreements in accordance with the Payoff Letters;

             (c) The Escrow Funds to the Escrow Agent;

             (d) A certificate of the Secretary of Buyer, given by the Secretary on behalf of Buyer and not in the Secretary's individual capacity, certifying as to the resolutions of the Board of Directors of Buyer authorizing this Agreement and the transactions contemplated hereby; and

             (e) A counterpart to the Escrow Agreement, duly executed by Buyer and the Escrow Agent.

         3.4 Escrow. At the Closing, Buyer shall deposit by wire transfer of immediately available funds the Escrow Funds into escrow to be held in accordance with the terms of the Escrow Agreement in substantially the form attached to this Agreement as Exhibit A. To the extent that amounts are to be paid by Sellers to Buyer pursuant to this Agreement, such amounts shall be paid from the Escrow Funds pursuant to the terms of the Escrow Agreement. Disbursement of all or any of the Escrow Funds shall be governed by the terms of the Escrow Agreement.

                  ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant to Buyer that the following representations and warranties are true and correct.

         4.1 Organization of the Company and Subsidiary; Qualification; Capitalization.

             (a) The Company, Filtration Systems and Subsidiary are corporations, and are duly organized, validly existing and in good standing under the laws of each respective jurisdiction of incorporation. The Company and Subsidiary are duly qualified to do business, and in good standing, in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified as set forth on Schedule 4.1(a). No business other than the solicitation of sales is conducted in states other than those states in which the primary facilities of the Company and Subsidiary are located, including activities of any sales representative on behalf of the Company or Subsidiary. Neither the Company nor Subsidiary has used any assumed name or has done business under any name other than its formal name at any time during the five years prior to the date of this Agreement.

             (b) The authorized and issued capital stock of the Company, Filtration Systems and Subsidiary are set forth on Schedule 4.1(b). All issued shares of such capital stock are validly issued and outstanding, fully paid and nonassessable, and owned beneficially and of record by Sellers as set forth on
Schedule 4.1(b) (or by the Company with respect to the shares of Subsidiary and of Filtration Systems set forth on Schedule 4.1(b)). Each Seller has good title to such shares, free and clear of any and all Liens. There are no (a) outstanding securities convertible or exchangeable into shares of capital stock of the Company, Filtration Systems or Subsidiary; (b) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating the Company, Filtration Systems or Subsidiary to issue, transfer or sell any shares of capital stock; (c) voting trusts or other agreements or understandings to which the Company, Filtration Systems or Subsidiary is a party or by which the Company, Filtration Systems or Subsidiary is bound with respect to the voting, transfer or other disposition of shares of capital stock; or (d) outstanding contractual obligations of the Company, Subsidiary or any Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, Filtration Systems or Subsidiary.

         4.2 Authority; No Violation or Consent.

             (a) Neither the execution and delivery of this Agreement nor the consummation by Sellers of the transactions contemplated herein, nor compliance by the Company or Sellers with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the articles of incorporation or organization, bylaws or similar organizational document of the Company or Subsidiary, (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to any Material Contract, or result in the creation or imposition of a Lien upon any property or assets of the Company, Filtration Systems or Subsidiary, or (iii) violate any Order or Law applicable to the Company, Filtration Systems or Subsidiary or any of their respective properties or assets.

             (b) No Consent is required to be obtained by the Company or Subsidiary for the consummation of the transactions contemplated in this Agreement.

         4.3 No Subsidiaries or Investments.

             (a) Except for Filtration Systems and Subsidiary, neither the Company nor Subsidiary beneficially owns, directly or indirectly, any outstanding voting stock, membership interests, partnership interests or equity of any other corporation, limited liability company, partnership or other entity, nor is the Company or Subsidiary a party to or involved with any partnership, joint venture, limited liability company or other entity in which the Company or Subsidiary, directly or indirectly, has, or pursuant to any agreement has or will have the right to acquire by any means, an interest or investment representing an equity, profit or voting interest entitling the Company or Subsidiary to vote for or appoint the management of such entity.

             (b) Except as disclosed on Schedule 4.3(b), Filtration Systems (i) has been inactive and has not conducted business operations since at least 1994;
(ii) does not currently own or have any interest in any assets; (iii) is not a party to any agreement, contract or understanding, whether written or oral, and
(iv) has no liability or obligation, secured or unsecured (whether known or unknown, asserted or unasserted, absolute, accrued, contingent or otherwise, and whether due or to become due), nor is there any such liability or obligation for which Filtration Systems is or may become liable, except for obligations under the contracts identified in Schedule 4.3(b) (none of which arise out of a breach of such contract). To the Sellers' Knowledge, there is no circumstance, condition, event or arrangement existing at

Closing that will give rise after the date of this Agreement to any liabilities of Filtration Systems (or to Buyer after completion of the transaction).

         4.4 Financial Statements.

             (a) Copies of the following financial statements have been delivered to Buyer or have been made available to Buyer for its review: (i) the audited combined financial statements and report of independent certified public accountants of the Company and Subsidiary as of October 26, 2002 and October 27, 2001, together with the notes thereto (the "2002 Financial Statements"), (ii) the audited combined financial statements and report of independent certified public accountants of the Company and Subsidiary as of October 25, 2003 and October 26, 2002, together with the notes thereto (the "2003 Financial Statements"), (iii) the audited combined financial statements and report of independent certified public accountants of the Company and Subsidiary as of October 30, 2004 and October 25, 2003, together with the notes thereto (the "2004 Financial Statements"), (iv) the audited financial statements of Subsidiary and report of independent certified public accountants of Subsidiary as of and for each of the years ended October 30, 2004, October 25, 2003, October 26, 2002 and October 27, 2001, in each case, together with the notes thereto (the "BV Statements"), (v) the unaudited combined balance sheet of the Company and Subsidiary as of November 27, 2004, and the related unaudited combined income statement for the one-month period then ended and the unaudited combined balance sheet of the Company and Subsidiary as of October 30, 2004, and the related unaudited combined income statement for the twelve-month period then ended (collectively, the "Interim Financial Statements"), (the 2002 Financial Statements, 2003 Financial Statements, 2004 Financial Statements, the BV Statements, together with the Interim Financial Statements, are collectively the "Financial Statements"; the 2002 Financial Statements, 2003 Financial Statements, 2004 Financial Statements, the BV Statements, but not including the Interim Financial Statements, are collectively the "Audited Financial Statements").

             (b) The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present, in all material respects, the financial position, results of operations, stockholders' equity, and cash flows of the Company and Subsidiary, as of the dates and for the periods indicated.

             (c) Except as disclosed on Schedule 4.4(c), the internally prepared unaudited combined balance sheet of the Company and Subsidiary as of October 30, 2004, and the related unaudited combined income statement for the twelve-month period then ended (the "Internal 2004 Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis and fairly present, in all material respects, the financial position and results of operations of the Company and Subsidiary, as of the dates and for the periods indicated.

             (d) The Interim Financial Statements have been prepared by management in a manner and on a basis consistent with the accounting principles and policies utilized by management in preparation of the Internal 2004 Financial Statements and fairly present, in all material respects, the financial position and results of operations of the Company and Subsidiary as of the dates and for the periods indicated.

             (e) The Financial Statements are correct and complete and are consistent with the books and records of the Company and Subsidiary, except as set forth on Schedule 4.4(e).

             (f) There are no Off Balance Sheet Arrangements effected by the Company or Subsidiary.

             (g) The Company and Subsidiary each maintain accurate books and records reflecting their assets and liabilities and maintain proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the combined financial statements of the Company and Subsidiary and to maintain accountability for the Company's and Subsidiary's combined assets; (iii) access to the Company's and Subsidiary's assets is permitted only in accordance with management's authorization; (iv) except as disclosed on Schedule 4.4(g), the reporting of the Company's and Subsidiary's combined assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         4.5 No Undisclosed Liabilities. Neither the Company nor Subsidiary has any liability or obligation, secured or unsecured (whether known or unknown, asserted or unasserted, absolute, accrued, contingent or otherwise, and whether due or to become due), nor is there any such liability or obligation for which the Company or Subsidiary is or may become liable, contingently or otherwise, which are not reflected in the Financial Statements or disclosed in the notes thereto, except those (i) which are of the type not required under GAAP to be reflected in the Financial Statements, (ii) which were incurred in the ordinary course of business after December 1, 2004, and are consistent with past practices in nature and are individually and in the aggregate in an amount consistent with the Financial Statements, or (iii) which are disclosed on
Schedule 4.5 to this Agreement. To the Sellers' Knowledge, there is no circumstance, condition, event or arrangement existing at Closing that will give rise after the date of this Agreement to any liabilities of the Company or Subsidiary (or to Buyer after consummation of the transactions contemplated by this Agreement), other than liabilities incurred in the ordinary course of business.

         4.6 Conduct of Business in Ordinary Course. Since January 1, 2004, (a) the Company and Subsidiary have conducted their respective businesses and operations in the ordinary course of business consistent with past practices including, without limitation, as to the granting of terms of sale including discounts and payment terms, collection of receivables, payment of accounts payable and manufacture and shipment of inventory, except as set forth on
Schedule 4.6(a), (b) there has not been any change that has had a Material Adverse Effect on the Company or Subsidiary, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any Company's or Subsidiary's capital stock or any repurchase, redemption or other acquisition by any Company or Subsidiary of any shares of capital stock or other equity interests of the Company or Subsidiary, except as set forth on Schedule 4.6(c), (d) there has not been any damage, destruction or casualty loss, whether covered by insurance or not, which has a Material Adverse Effect on the Company or Subsidiary; (e) there has not been any material change by the Company or Subsidiary in its accounting methods, principles or practices, or internal controls; and (f) there has been no acquisition or disposition of an asset or assets by the Company or Subsidiary with an individual value in excess of $15,000 or an aggregate value in excess of $50,000, except as set forth on Schedule 4.6(f).

         4.7 Real Estate and Tangible Personal Properties; Title.

             (a) Schedule 4.7(a) contains a complete and accurate description of all the Real Property and of the Company's or Subsidiary's interest therein. The Real Property listed on Schedule 4.7(a) comprises all real property interests used in the conduct of the business and operations of the Company and Subsidiary as now conducted. Except as disclosed on Schedule 4.7(a), neither the Company nor Subsidiary currently owns or leases any real property nor has the Company or Subsidiary previously owned or leased any real property.

             (b) The buildings, facilities, machinery, equipment, molds, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business or operations of the Company or Subsidiary (the "Tangible Property") (i) are in good operating condition and repair (normal wear and tear and temporary service outages for repair or replacement excepted), (ii) have received or are receiving repair and replacement in accordance with the Company's or Subsidiary's past practices, (iii) are located at the Real Property except as disclosed on
Schedule 4.7(b), and (iv) are suitable for their current use and are currently in use by the Company or Subsidiary, as applicable, in the operation of their businesses in the ordinary course. The Tangible Property is free of any material structural or engineering defects that would have a Material Adverse Effect.

             (c) The Company and Subsidiary, as applicable, each have good, valid and marketable fee simple title to all of the Real Property and to the Tangible Property and all of the other assets reflected on the 2004 Financial Statements as owned by the Company and Subsidiary, all of which are free and clear of all Liens, other than (i) those set forth on Schedule 4.7(c), (ii) those which do not, individually or in the aggregate, materially interfere with the current or future use of the Real Property or Tangible Property or materially detract from their value, (iii) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due and payable or, if due and payable, have been adequately bonded, and (iv) zoning, entitlement and other land use and environmental regulations by governmental agencies. The Company's buildings, improvements and conduct of its business does not encroach upon any real property rights of any Person, including any Governmental Authority, nor is any third Person or any structure encroaching upon any of the Company's Real Property.

             (d) The Real Property is currently zoned in the zoning category which permits operation of such properties as now used, operated and maintained for the operation of the Company's and Subsidiary's business, and none of the Real Property nor its respective use is in violation of any Law, nor to the Sellers' Knowledge is there a pending or threatened investigation regarding a potential violation of any Law. The consummation of the transactions contemplated herein will not result in a violation of any Law or the termination (or required renewal) of any applicable zoning variance or Permit now existing. The Real Property is not located on a flood plain.

             (e) No portion of the Real Property or interest therein, including access thereto or any easement benefiting such property, is subject to temporary requisition of use by any Governmental Authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Real Property or any portion thereof. Neither the Company nor Subsidiary has received any written notice that any such proceeding is contemplated, and, to the Sellers' Knowledge, no such proceeding is currently being threatened or contemplated.

             (f) All utilities, including without limitation, power, gas, electricity, sewer, water and telephone, enter the Real Property upon and are operated through valid public or private easements and rights-of-way and all excess surface water runoff or drainage from such property flows or runs off the property through valid public or private easements and rights-of-way; all installation, connection and hook up charges for such utilities have been paid in full; all permits and approvals for use of such utilities have been obtained from all Governmental Authorities or other entities regulating the use thereof; and there is sufficient water, sewer, gas and electricity available to the Real Property to properly service the intended use thereof.

             (g) No Person (other than Buyer) has any right or option to acquire the Real Property, or any part thereof, or any interest therein, from the Company or Subsidiary. Neither the Company nor Subsidiary has entered into any agreement with any Person granting the right to use, occupy or possess the Real Property.

             (h) The Company is not a "foreign person" within the meaning of
Section 1445(f) of the Code.

         4.8 Intellectual Property.

(a) The Company, Filtration Systems or Subsidiary, owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property that is or has been used or exploited in, or that may be necessary to conduct the business of the Company, Filtration Systems and Subsidiary as it is presently conducted and is proposed to be conducted. Schedule 4.8(a) sets forth for the Intellectual Property owned by the Company, Filtration Systems and Subsidiary, and includes a complete and correct list or copy (where applicable) of all (i) patents and patent applications, (ii) trademark and service mark registrations and applications therefor, (iii) material unregistered trademarks and service marks, (iv) domain names, (v) copyright registrations and applications therefor, (vi) material unregistered copyrights, and (vii) a written description of all trade secrets or "know-how" indicating for each, where applicable: (1) the jurisdiction, (2) the patent, registration, or application number, (3) the date issued, and (4) the date filed. Sellers have delivered to Buyer copies of all documentation which they, the Company, Filtration Systems or Subsidiary possesses relating to each item set forth on
Schedule 4.8(a).

             (b) With respect to each item of Intellectual Property owned by Company, Filtration Systems and Subsidiary identified on Schedule 4.8(a), the Company or Subsidiary, as applicable, possess all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property identified on Schedule 4.8(a) that the Company, Filtration Systems or Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item (i) is legal, valid, binding, enforceable and in full force and effect and will not be affected by consummation of the transactions contemplated by this Agreement, and (ii) has not been breached by any party thereto.

             (c) The Intellectual Property owned, licensed, used or exploited by the Company, Filtration Systems and Subsidiary, is valid and subsisting, in full force and effect, and has not been cancelled, expired, or abandoned. All drawings for parts used to manufacture products sold by the Company and Subsidiary are current and adequate to be used to manufacture such products. No claim has been made, asserted, or threatened, or is pending against the Company, Filtration Systems or Subsidiary based upon, challenging or seeking to deny or restrict the use or exploitation by the Company, Filtration Systems or Subsidiary of any of the Intellectual Property owned or licensed by the Company, Filtration Systems or Subsidiary. None of the Intellectual Property owned, licensed, used or exploited by the Company, Filtration Systems or Subsidiary is the subject of (i) any patent interference, reissue, or reexamination proceeding
(ii) any trademark opposition or cancellation proceeding or (iii) or any other action seeking to modify, restrict, or terminate the rights of the Company, Filtration Systems or Subsidiary in the Intellectual Property. Except as provided on Schedule 4.8(c), there are no actions that must be taken by the Company, Filtration Systems or Subsidiary within 180 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications, certificates or responses to office actions issued by the U.S. Patent and Trademark Office or a similar foreign government agency for the purposes of obtaining, maintaining, perfecting, or preserving or renewing any of the Intellectual Property.

             (d) The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by the

Company, Filtration Systems or Subsidiary and will not require the consent of any Governmental Authority or third party in respect of such Intellectual Property.

             (e) Except as set forth on Schedule 4.8(e), there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations which (i) restrict the rights of the Company, Filtration Systems or Subsidiary to use any Intellectual Property, (ii) restrict the business of the Company, Filtration Systems or Subsidiary in order to accommodate a third party's Intellectual Property or (iii) permit third parties to use any Intellectual Property owned by the Company, Filtration Systems or Subsidiary. The Company, Filtration Systems and Subsidiary have not licensed or sublicensed their rights in any Intellectual Property and no royalties, honoraria or other fees are payable by the Company, Filtration Systems or Subsidiary for the use of or right to use any Intellectual Property.

             (f) To the extent indicated in Schedule 4.8(a), such Intellectual Property has been duly registered in, filed in, or issued by, the offices indicated in Schedule 4.8(a). In each case where a registration or patent or application for registration or patent listed in Schedule 4.8(a) is held by assignment, the assignment has been duly recorded with the governmental office from which the original registration or patent issued or before which the application for registration or patent is pending. The Company, Filtration Systems and Subsidiary have fully complied with the patent marking requirements of the U.S. Patent Act and corresponding marking requirements in foreign jurisdictions and has at all times used other applicable designations (e.g., "(R)") for the Intellectual Property in accordance with the legal requirements for such use and in such a manner as to prevent defenses of innocent infringement of the Intellectual Property.

             (g) Except as set forth on Schedule 4.8(g), none of the Company, Filtration Systems or Subsidiary has received any notice of a claim and, to the Sellers' Knowledge, there is no threatened claim, against the Company, Filtration Systems or Subsidiary asserting that any of the Intellectual Property infringes or violates the rights of any Person. None of the Company, Filtration Systems or Subsidiary has within the last two years given any notice to any Person asserting infringement by such Person of any of the Intellectual Property.

             (h) None of the following conflicts with or otherwise infringes or misappropriates the rights or property of any third party: (i) the products or services provided by the Company. Filtration Systems and Subsidiary, (ii) the business conducted by the Company, Filtration Systems and Subsidiary, and (iii) the use or exploitation of the Intellectual Property. No claim has been made, asserted or threatened, or is pending against the Company, Filtration Systems or Subsidiary alleging that any of (i), (ii) or (iii) conflict with or otherwise infringe or misappropriate the rights or property of any third party.

             (i) Schedule 4.8(i) identifies all disclosures of Intellectual Property to third parties made pursuant to non-disclosure agreements that protect the confidentiality of such Intellectual Property and restrict the use of such Intellectual Property to an identified purpose.

Schedule 4.8(i) identifies those former and current employees and consultants of the Company, Filtration Systems and Subsidiary who have executed agreements relating to the assignment of any rights to Intellectual Property to the Company. Each of the Company's, Filtration System's and Subsidiary's current and former employees have acknowledged their obligations to maintain the confidentiality of confidential information and to only use such information for Company purposes by executing a written acknowledgment evidencing receipt of the Company employee handbook or similar documentation and such obligations are valid and enforceable under applicable Laws.

             (j) With respect to each trade secret and "know-how" of the Company and Subsidiary, the documentation relating to such trade secret and "know-how" is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company and Subsidiary have taken all reasonable precautions to protect the secrecy, confidentiality and value of all trade secrets and "know-how". The trade secrets and "know-how" are not part of the public knowledge or literature and, to the Sellers' Knowledge, have not and are not being used, divulged or appropriate either for the benefit of any person or entity (other than the Company and Subsidiary) or to the detriment of the Company and Subsidiary.

         4.9 Environmental Matters.

             (a) Except as set forth on Schedule 4.9(a), the Company and Subsidiary are each in compliance with all Environmental Laws applicable to their use of the Real Property.

             (b) Neither the Company nor Subsidiary has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Materials, except in compliance with all applicable Environmental Laws and in a manner that would not give rise to liabilities or obligations under Environmental Laws or the common law, and, as of the date of this Agreement, there has been no Release of any Hazardous Material at, on, or in, the vicinity of the Real Property, except in compliance with Environmental Laws and in a manner that would not give rise to liability or obligations under Environmental Laws or the common law.

             (c) As of the date of this Agreement, neither the Company nor Subsidiary has (i) received notice under the provisions of any Environmental Law; (ii) received any request for information, demand letter, or formal complaint or claim under any Environmental Law; or (iii) been subject to, or to the Sellers' Knowledge threatened with, any governmental or citizen action with respect to any Environmental Law.

             (d) Except as set forth on Schedule 4.9(d), there currently are effective all Permits required under any Environmental Law that are necessary for the Company's and Subsidiary's activities and operations at the Real Property. The Company and Subsidiary are and have been in compliance with all such Permits; and, to the extent required by Environmental

Laws, the Company and Subsidiary have made or will make, prior to Closing, timely and sufficient application for the extension, reissuance or renewal of such Permits.

             (e) All material expenses related to environmental liabilities and compliance with Environmental Laws and Permits or authorizations required hereunder accrued and recorded by the Company and Subsidiary on its books for the 2002, 2003 and 2004 fiscal years are included in the Financial Statements.

             (f) No underground storage tanks, polychlorinated byphenyls, or friable asbestos materials now exist or, to the Sellers' Knowledge, have existed on the Real Property.

             (g) Sellers have provided Buyer with true and complete copies of any environmental reports, correspondence to and from Governmental Authorities and other documents in their possession or control that relate to Environmental Claims, the Company's and Subsidiary's compliance with Environmental Laws and Permits issued under Environmental Laws, or to the Environmental Condition of the Real Property, and any other property on which the Company, Subsidiary or any predecessor has conducted business.

             (h) There are no facts, circumstances, conditions or occurrences resulting from the Company's or Subsidiary's business, or to the Sellers' Knowledge, any predecessor's conduct of business and, to the Sellers' Knowledge, any other such facts, circumstances, conditions or occurrences, that could reasonably be anticipated (i) to form the basis of an Environmental Claim or other claim relating to Hazardous Materials, (ii) to interfere with or prevent continued compliance by the Company and Subsidiary with Environmental Laws and environmental Permits, or (iii) to cause the Real Property to be subject to any restrictions on ownership or occupancy under any Environmental Law.

         4.10 Insurance. Schedule 4.10 sets forth, as of the date of this Agreement, all policies of insurance covering the Company and Subsidiary and their respective businesses, including but not limited to director and officer insurance, and indicates whether such policies are claims made or occurrence based. All such policies are in full force and effect. All premiums with respect to such insurance policies covering all periods up to and including the Closing Date have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding, and enforceable and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The insurance policies to which the Company or Subsidiary is a party are sufficient for compliance with all requirements of law and for all agreements to which the Company or Subsidiary is a party. There are no outstanding claims by the Company or Subsidiary under any such insurance policies except for routine claims under worker's compensation and Employee Plans. Other than refusals or coverage limitations relating solely to the general nature of the Company's or Subsidiary's business operations, neither the Company nor Subsidiary has been refused any insurance with respect to its assets or operations nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the thirty-six (36) months immediately prior to the date of this Agreement. The Company and Subsidiary have each timely and properly given all notices required to have been given by the Company or Subsidiary to any insurance company, and no insurance company has asserted in writing that any claim is not covered by the applicable policy relating to such claim.

         4.11 Labor Matters.

             (a) The Company is not a party to or subject to any collective bargaining agreements, and, as of the date hereof, to the Sellers' Knowledge, no labor union or other collective bargaining unit represents or claims to represent any of the Company's employees.

             (b) There is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certifications election with respect to the Company's employees.

             (c) There are no unfair labor practice charges or complaints, or any current union representation questions, involving employees or former employees of the Company pending against the Company before the National Labor Relations Board or similar foreign entity; there is no labor strike, lockout, organized slowdown or organized work stoppage in effect or, to the Sellers' Knowledge, threatened against the Company; and there has been no charge of discrimination filed against or threatened against the Company with the Equal Employment Opportunity Commission or similar governmental body.

             (d) The Company hires temporary labor or other subcontract labor at their facilities only through temporary employment agencies. No part-time employee works more than 40 hours in any week.

             (e) Schedule 4.11(e) sets forth the name, job title, and total compensation (including bonuses, commissions or incentive compensation) for each of the last two calendar years of each employee of the Company or Subsidiary as of the date of this Agreement whose annual W-2 compensation for the calendar year exceeded $50,000 (the "Company Employees"). Except for the Seller's Representative and Bob Burkholder, none of the Company Employees have notified the Company or Subsidiary or have been notified by the Company or Subsidiary that he or she will cancel, has canceled or otherwise will terminate such employee's relationship with the Company or Subsidiary. None of the Company Employees are subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business or operations of the Company or Subsidiary.

             (f) The Company has paid in full to each Company Employee all wages, salaries, commissions, bonuses, benefits, and other compensation due to such employees or otherwise arising under any policy, practice agreement, plan, program, statute or other law. Neither the Company nor Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, and neither the Company, Subsidiary nor the Buyer will have any liability under any benefit or severance policy, practice, agreement, change-in-control or other plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated by this Agreement or as a result of the termination by the Company or Subsidiary of any employee on or before the Closing Date.

             (g) The Company is not liable for any post-retirement benefits to any Company Employee or former employee.

             (h) Schedule 4.11(h) sets forth the historical loss runs of all workers' compensation claims in the past two (2) years with respect to the Company together with a current loss run of workers' compensation claims.

             (i) No Company Employee is on or subject to any layoff, short-term or long-term disability, workers compensation claim or other leave of absence, except as set forth on Schedule 4.11(i).

             (j) The Company and Subsidiary have complied with applicable laws, executive orders, rules and regulations relating to employment, civil rights and equal employment opportunities, including, the Civil Rights Act of 1964, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, and Title I of the American with Disabilities Act.

             (k) The Company is and at all times during the past five (5) years has been in compliance with the terms and provisions of the Immigration Reform and control Act of 1986, (the "Immigration Act"). With respect to each "employee" (as defined in 8 C.F.R. 274a.1(f)) of the Company and Subsidiary for whom compliance with the Immigration Act is required, the Company or Subsidiary has on file a true, accurate and complete copy of (i) each employee's Form I-9 (Employment Eligibility Verification Form), and (ii) all other records or documents required to be retained pursuant to the Immigration Act. The Company has not been cited, fined, or served with a Notice of Intent to Fine or with a Cease and Desist Order, nor to the Sellers' Knowledge has any action or administrative proceeding been initiated or threatened against the Company by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

             (l) The Company has given all notices required under COBRA to all employees of the Company who were terminated or laid off on or prior to Closing.

             (m) The Company's facility is maintained and operated in substantial compliance with the Occupational Safety and Health Act of 1970 ("OSHA") and any similar state statute, rule or regulation. During the past five years, the Company has not been subject to an investigation by the U. S. Department of Labor, litigation over compliance with such rules and regulations or subject to any fine, penalty or citation relating to or arising out of a violation or alleged violation of OSHA and any similar state statute and such rules and regulations

         4.12 Employee Benefit Plans.

             (a) Schedule 4.12(a) sets forth a complete list of (i) all "employee benefit plans," as defined in Section 3(3) of ERISA and (ii) all other severance pay, salary continuation, club membership, stock option, welfare, insurance, fringe benefit, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind to which the Company or Subsidiary makes or is required to make payments, transfers, or contributions in respect of Company Employees (all of the above together with the Bonus Plans (as defined below) being hereinafter individually or collectively referred to as "Employee Plan" or "Employee Plans," respectively).

             (b) Copies of the following materials have been delivered or made available to Buyer: (i) all current plan documents for each Employee Plan (including any trust, insurance and/or other funding agreements) or, in the case of an unwritten Employee Plan, a written description thereof, (ii) all determination letters from the Internal Revenue Service ("IRS") with respect to any of the Employee Plans, (iii) all current summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports, and (iv) the Form 5500 for the most recent year for each Employee Plan.

             (c) The Company maintains bonus plans and long term incentive plans listed on Schedule 4.12(c) (the "Bonus Plans"). All obligations under such Bonus Plans have been fully accrued for and are reflected on the 2004 Financial Statements or Interim Financial Statements, as applicable.

             (d) Each Employee Plan has been maintained, operated, funded and administered in substantial compliance with its terms and any related documents or agreements and in substantial compliance with all applicable laws, including, without limitation, the provisions of ERISA, the Code and all notice and other requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and with obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Each applicable Employee Plan has been and is currently in compliance with Section 404(c) of ERISA.

             (e) Each Employee Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to be so qualified, and nothing has occurred, whether by action or failure to act, which has resulted in or could cause the loss of such qualification; and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code.

             (f) (i) Neither the Company nor Subsidiary has any unfunded liabilities in connection with any of the Employee Plans; (ii) all contributions, premium payments and other payments due from the Company or Subsidiary to or under such Employee Plans have been paid in a timely manner and
(iii) all additional contributions, premium payments and other payments due on or before the Closing Date shall have been paid by that date.

             (g) There is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, audit, inquiry or investigation pending, or to the Sellers' Knowledge, threatened, with respect to any Employee Plan, its related assets or trusts, or any fiduciary, administrator or sponsor of such Employee Plan.

             (h) Neither any Employee Plan nor any other Person has engaged in a "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975, with respect to such Employee Plan, for which no individual or class exemption exists.

             (i) None of the Company, Subsidiary or any affiliate (within the meaning of ERISA Section 4001 or Code Section 414) has ever sponsored or had any obligation with respect to, and no Employee Plan is currently (i) a single employer plan that is subject to Title IV of ERISA, or (ii) an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, that provides benefits to or on behalf of any person following retirement or other termination of employment (except to the extent required by Section 4980B of the Code).

             (j) Neither the Company nor Subsidiary has ever contributed to a "Multi-Employer Plan" as defined in Section 3(3) of ERISA.

             (k) Each Employee Plan which is a "group health plan" (as defined in Code Section 5000(b)(1)) has complied and will comply at all times (whether before or on the Closing Date) in all respects with the applicable requirements of ERISA, the Code, and any applicable state law, including ERISA Sections 601 through 734, Code Sections 498B and 9801 through 9833 and all related regulations thereunder.

             (l) With respect to each Employee Plan which is an "employee pension benefit plan" (as defined in ERISA Section 3(2)):

                 (i) no event has occurred and no condition exists relating to any such Employee Plan that would subject the Company, Subsidiary or Buyer to any tax under Code Sections 4972 or 4979, or to any liability under ERISA
Section 502;

                 (ii) to the extent applicable, no such Employee Plan has experienced any "accumulated funding deficiency" (as defined in Code Section
412), whether or not waived, at any time;

                 (iii) no such Employee Plan is subject to Title IV of ERISA;
and

                 (iv) no such Employee Plan is a "multiemployer plan" (as defined in ERISA Section 3(37)).

             (m) The consummation of the transactions contemplated by this Agreement will not:

                 (i) entitle any Company Employee or former employee of the Company or Subsidiary to severance pay, unemployment compensation or similar payment;

                 (ii) accelerate the time of any payment or vesting or increase the amount of any compensation due to, or in respect of, any current or former employee of the Company or Subsidiary; or

                 (iii) constitute or involve the breach of fiduciary responsibility within the meaning of ERISA Section 502(l) or otherwise violate
Part 4 of Subtitle B of Title I of ERISA.

             (n) Except as provided on Schedule 4.12(n), all employees of Subsidiary participate only in government offered benefit plans.

         4.13 Material Contracts.


             (a) As of the date of this Agreement, the Company or Subsidiary is a party to the following Contracts (whether written or oral) (the "Material Contracts"):

                 (i) Contracts related to Employee Plans listed on Schedule 4.12(a);

                 (ii) Contracts related to insurance listed on Schedule 4.10;

                 (iii) The Intellectual Property agreements listed on Schedule 4.8(e);

                 (iv) The following Contracts set forth in Schedule 4.13(a)(iv):

                      (A) Each partnership, joint venture, joint development, OEM or technology exchange agreement;

                      (B) Agreements limiting the right of the Company or Subsidiary to engage in or compete with any Person in any business or in any geographical area;

                      (C) Each sales representative agreement and each distributor or reseller agreement;

                      (D) Each agreement under which the Company or Subsidiary has conferred a power of attorney;

                      (E) Each Debt Agreement;

                      (F) Indemnification agreements with any director, officer or other third party;

                      (G) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing or selling relationships of the Company, Filtration Systems or Subsidiary;

                      (H) Operating leases;

                      (I) Contracts relating to any outstanding commitment for capital expenditures of the Company or Subsidiary in excess of $100,000;

                      (J) Any agreement under which payment is required for any change of control in the Company or Subsidiary, or any agreement pursuant to which any payment has been made since January 1, 2004 relating to any potential change of control of the Company or Subsidiary;

                      (K) Nondisclosure agreements to which the Company or Subsidiary is a party;

                      (L) Purchase and sale agreements under which indemnification claims may still be made;

                      (M) Any other agreement that requires the Company or Subsidiary to make payments equal to more than $15,000 per annum;

                      (N) Open purchase orders, purchase commitments, sales orders and sales commitments greater than $50,000 entered into in the ordinary course of business;

                      (O) Current employment agreements, consulting agreements or other employee or similar agreements with any employee of the Company or Subsidiary and other similar arrangements or understandings not terminable at the will of the Company or Subsidiary without penalty;

                      (P) Any current agreement with any manufacturer, supplier or customer with respect to price commitments, surcharges, discounts, allowances, chargebacks or refunds, rebates or retroactive price adjustments;

                      (Q) Any agreement pursuant to which the Company or Subsidiary warehouses inventory; and

                      (R) Any current agreement entered into since January 1, 2004 (other than for the purchase of machinery and equipment in the ordinary course of business), relating to the acquisition or disposition of businesses, product lines or a material amount of assets.

             (b) All purchase orders and commitments and all sales orders and commitments of the Company and Subsidiary have been entered into in the ordinary course of business consistent with past practices.

             (c) No default or, to the Sellers' Knowledge, alleged default or any event which, with the lapse of time or with the election of any Person other than the Company or Subsidiary, could become a default exists under any Material Contract. Each Material Contract is now valid, in full force and effect and enforceable in accordance with its terms and the Company or Subsidiary, as applicable, has fulfilled in all material respects, or taken all action reasonably necessary to enable it to fulfill when due, all its obligations under such Material Contracts. Notwithstanding the foregoing, each Material Contract with a Person other than a Person located in the United States may be subject to any overriding aspects of laws of jurisdictions outside of the United States, however, in the past five years, no such Material Contract nor any term thereof has been found to be unenforceable on such basis.

             (d) Sellers have provided to Buyer copies of all of the agreements and documents listed on Schedule 4.13(a) if written, or a written description of the foregoing if oral.

         4.14 Legal Proceedings, Etc. Except as set forth in Schedule 4.14, there are no Actions pending, or, to the Sellers' Knowledge, overtly threatened against or affecting the Company or Subsidiary with the amount in controversy in excess of $10,000, which seeks injunctive or other equitable relief, which is before or by any Governmental Authority or which would be expected to prevent the consummation of the transactions contemplated hereby. Neither the Company nor Subsidiary is subject to any Order.

         4.15 Permits. Schedule 4.15 contains a complete list of all Permits issued to the Company or Subsidiary that are currently used by the Company or Subsidiary in connection with their respective businesses. Each of the Company and Subsidiary are in compliance in all material respects with all such Permits, all of which Permits are in full force and effect; provided that disclosure regarding Permits issued under Environmental Laws is made pursuant to Section
4.9 of this Agreement.

         4.16 Taxes.

             (a) The Company has duly made an election pursuant to Subchapter S of the Code and at all times since such election has qualified as an "S corporation", as defined in Section 1361(a)(1) of the Code through the Closing Date. Neither the Company, Filtration Systems nor Subsidiary has taken any action that could jeopardize the tax classification of the

Company obtained pursuant to the S corporation election. Purafil Mfg. Co., Inc., a Georgia corporation which had been wholly owned by the Company, has been administratively dissolved and has not conducted business of any kind whatsoever since the Company's election pursuant to Subchapter S of the Code.

             (b) The Company and Subsidiary have each filed all Tax Returns required to be filed under applicable laws and regulations and have paid or withheld all Taxes shown thereon as due and owing. All such Tax Returns were correct and complete in all respects and all such Tax Returns were prepared in substantial compliance with all applicable laws and regulations. Schedule 4.16(b) contains a complete and accurate list of all Taxing Authorities with which the Company or Subsidiary is required to file Tax Returns.

             (c) Neither the Company nor Subsidiary has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to any Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. All Taxes due and owing by the Company or Subsidiary (whether or not shown on any Tax Return) have been paid.

             (d) Neither the Company nor Subsidiary is a party to any Tax allocation or sharing agreement.

             (e) The Company and Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (f) There are no Liens for unpaid Taxes on the assets of the Company or Subsidiary.

             (g) As of the date of this Agreement, there is no Action currently pending or, to the Sellers' Knowledge, threatened with respect to the Company or Subsidiary in respect of any Tax.

             (h) Neither the Company nor Subsidiary (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company), or (ii) has any liability for Taxes of any Person (other than the Company and Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

             (i) No deficiencies for any Tax have been proposed, asserted or assessed in writing by any taxing authority against the Company or Subsidiary, none of the Tax Returns of the Company or Subsidiary currently is being audited nor has the Company or Subsidiary received written notice from any Taxing Authority of any intention to open an audit.

             (j) No claim has been made by a Taxing Authority in a jurisdiction where the Company or Subsidiary does not file Tax Returns that it is or may be subject to taxation by the jurisdiction.

             (k) Neither the Company nor Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither the Company nor Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

             (l) Except as disclosed on Schedule 4.16(l), neither the Company nor Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing date; (B) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or
(E) prepaid amount received on or prior to the Closing Date.

             (m) None of the assets of the Company or Subsidiary is subject to a "safe harbor lease" under Section 168(f)(8) of the Code, as in effect immediately prior to the Tax Equity and Fiscal Responsibility Act of 1982 (or comparable federal, state or foreign law or regulations).

             (n) The Company or Subsidiary will not be liable for any Tax under
Section 1374 of the Code in connection with the deemed sale of the Company's assets caused by the Section 338(h)(10) election contemplated by this Agreement. Except as set forth on Schedule 4.16(n), the Company and Subsidiary each have not, in the ten (10) years prior to the date of this Agreement (i) acquired assets from another corporation in a transaction in which the tax basis for the acquired assets was determined by reference to the tax basis of the acquired assets in the hands of the transferor, or (ii) acquired shares of the capital stock of any corporation which is a qualified Subchapter S subsidiary.

         4.17 Transactions with Shareholders, Officers, Directors, Etc. Except as disclosed on Schedule 4.17, and other than accrued but unpaid salary due from the end of the last pay period, there are no amounts owing from the Company or Subsidiary to any present or former shareholder, officer, director or employee of the Company or Subsidiary, nor are there any amounts owing from any such person to the Company or Subsidiary, nor have there been since

January 1, 2004, or are there currently pending any transactions between the Company or Subsidiary and any such person.

         4.18 Brokers. Except for SunTrust Robinson Humphrey, no broker, finder or similar agent has been employed by or on behalf of the Company or Subsidiary, and no Person with which the Company or Subsidiary has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

         4.19 Inventory. All of the inventory of the Company and Subsidiary is suitable, usable and, in the case of finished goods and products, saleable at applicable prices and, in the case of raw materials and work in process, properly valued under GAAP at no less than the values reflected in the Financial Statements in the ordinary course of business. There is no consigned inventory. Except as disclosed in Schedule 4.19, all inventory of the Company and Subsidiary is located at the Real Property.

         4.20 Accounts Receivable; Accounts Payable.

             (a) The accounts receivable reflected on the Financial Statements
(i) are bona fide accounts receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (ii) are outstanding as set forth on the aging schedules made available to Buyer, and (iii) are fully collectible when due at their face amounts, subject to reserves reflected on such Financial Statements.

             (b) The accounts payable reflected on the Financial Statements (i) are bona fide accounts payable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, and (ii) are not past due, have not been discounted (other than in the ordinary course of business), and have been paid in accordance with the past practices of the Company or Subsidiary, as the case may be.

         4.21 Suppliers. Schedule 4.21 sets forth a list of all of the suppliers of materials and services to the Company and Subsidiary in amounts in excess of $50,000 during the 12 months ended October 30, 2004. No such supplier has decreased materially or, to the Sellers' Knowledge, threatened to decrease or limit materially, its provision of services or supplies to the Company or Subsidiary. To the Sellers' Knowledge, there has been no and there is currently no threatened termination, cancellation or limitation of, or any material modification or change in, the Company's or Subsidiary's business relationships with any supplier of materials or services in an amount in excess of $50,000 per year.

         4.22 Customers. Schedule 4.22 sets forth a list of the 15 largest customers of the Company and Subsidiary in terms of sales during the 12 months ended October 30, 2004. To the Sellers' Knowledge and other than in the ordinary course of business and consistent with past practices (including the periodic bidding processes with regard to projects), there has been no and there is currently no threatened termination, cancellation or limitation of, or any material modification or change in, the Company's or Subsidiary's business relationships with any customer accounting for revenues in an amount in excess of $50,000 per year. Except as set forth on Schedule 4.22, neither the Company nor Subsidiary has any customer which accounted for more than 5% of its sales during such fiscal year.

         4.23 Effect of Transaction. To the Sellers' Knowledge, no supplier, employee or customer or other Person having a material business relationship with the Company or Subsidiary has informed the Company or Subsidiary that such Person intends to change the relationship because of the purchase and sale of the Shares, nor, to the Sellers' Knowledge, does any such supplier, employee, customer or other Person have such intent. No key customer or other Person having a material business relationship with the Company or Subsidiary has informed the Company or Subsidiary that such customer or Person intends to change the relationship because of the transactions contemplated hereby, nor, to the Sellers' Knowledge, does any such customer or Person have such intent. To the Sellers' Knowledge, the consummation of the transactions contemplated by this Agreement will not adversely affect the relationship with any customer.

         4.24 Compliance with Laws. Except with respect to compliance with Environmental Laws, which is addressed in Section 4.9 or compliance with certain laws governing Employee Plans, which is addressed in Section 4.12, other than as provided on Schedule 4.24, the Company and Subsidiary:

             (a) are in material compliance with all Laws and Orders applicable to its business or employees conducting its business; and

             (b) have received no notification or any communication from any Governmental Authority within the past two years (i) asserting that the Company or Subsidiary is not in compliance with any Law, or (ii) threatening to revoke any Permit owned or held by the Company or Subsidiary.

         4.25 Absence of Certain Commercial Practices. None of the Company, Subsidiary, any director, officer, agent, employee or other person acting on behalf of the Company or Subsidiary has in violation of any Law: (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official or any other person who is or may be in a position to help or hinder the Company or Subsidiary or assist in connection with any proposed transaction, which gift or similar benefit, if not given in the past, might have adversely affected the business or prospects of the Company or Subsidiary, or which, if not continued in the future, might adversely affect the business or prospects of the Company or Subsidiary, or (b) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company, Subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or Subsidiary has, accepted or received any unlawful contributions, payments, gifts, entertainment or expenditures. The Company and Subsidiary maintain such books, records and accounts of transactions and maintain a system of internal accounting controls sufficient to meet the applicable requirements of the Foreign Corrupt Practices Act.

         4.26 No Competing Business; Total Assets. No Seller, nor any officer or director of the Company or Subsidiary, has any direct or indirect equity interest in any Person that competes with or conducts any business similar to that of the Company or Subsidiary. No Seller nor any officer or director of the Company or Subsidiary owns any assets (tangible or intangible) used in the conduct of the Business anywhere in the world.

         4.27 Warranties; Product Liability. Schedule 4.27 contains a complete and accurate list of any express warranties given by the Company or Subsidiary covering or relating to any of its products or services, including those related to warranty obligations. Neither the Company nor the Subsidiary provides any express or other warranty with regard to equipment media refills. Schedule 4.27 also contains a complete and accurate list of the claims experience of the Company and Subsidiary with respect to warranty and product liability claims against the Company or Subsidiary for the last two years. All costs related to warranty, product and customer service claims against, or expenses incurred by the Company and Subsidiary are reflected in the Financial Statements. There are no liabilities of the Company or Subsidiary, fixed or contingent, asserted and arising out of or based upon incidents occurring on or before the date of this Agreement with respect to:

             (a) any product liability or any similar claim that relates to any of the products sold by the Company or Subsidiary to others;

             (b) the delivery of faulty service by the Company or Subsidiary;

             (c) any claim (whether or not covered by insurance) against the Company or Subsidiary for the breach of any express or implied product warranty, or any similar claim that relates to any product sold or service delivered by the Company or Subsidiary;

             (d) any recall or investigation of any product sold by the Company or Subsidiary.

         4.28 Bank Accounts. Schedule 4.28 sets forth a complete and correct list of each account with any bank, trust company, securities broker or other financial institution with which the Company or Subsidiary has any account and all safe deposit boxes maintained by the Company or Subsidiary, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto.

         4.29 No Material Misstatements or Omissions. Neither this Agreement nor any schedules, exhibits or other documents to be furnished to Buyer pursuant hereto will contain any untrue statement of a material fact or omit to state a material fact necessary to make the factual statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         ARTICLE V        REPRESENTATIONS AND WARRANTIES OF EACH SELLER

       Each Seller severally represents and warrants to Buyer as follows:

         5.1 Authority, Validity and Effect; No Conflicts, Required Filings and Consents.

             (a) Seller has all requisite power and authority or capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein, and this Agreement has been duly executed and delivered by Seller pursuant to all necessary authorization and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally from time to time in effect, and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at Law or in equity) (collectively (a) and (b) together, the "General Enforceability Exceptions").

             (b) Seller represents and warrants that all persons executing this Agreement on behalf of said party (i) have full authority to do so, (ii) are not bound by any agreement, or under any other disability, which would prevent them from doing so, and (iii) if they are individuals, are of legal age.

             (c) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated herein, nor compliance by Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of any operating agreement, certificate of incorporation, bylaws or similar organizational document of Seller (if not an individual), (ii) constitute or result in the breach of any term, condition or provisions of, or constitute a default under any contract or agreement to which such Seller is a party, or (iii) violate any Order or Law applicable to such Seller or any of their respective properties or assets.

             (d) No Consent is required to be obtained by Seller for the consummation by Seller of the transactions contemplated in this Agreement.

             (e) This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller in accordance with its terms, except as limited by the General Enforceability Exceptions.

         5.2 Title to Shares. Seller owns the Shares free and clear of all Liens as set forth on Schedule 4.1(b) and upon the consummation of the transactions contemplated hereby, Seller will transfer good and valid title to such Shares to Buyer free and clear of all Liens. Schedule 4.1(b) reflects all of the shares owned by such Seller in the Company or Subsidiary.

         5.3 Filtration Systems, Inc. William Weiller owns all of the outstanding equity interests in Filtration Systems, Inc. free and clear of all Liens, and upon the consummation of the transactions contemplated hereby, William Weiller shall transfer good and valid title to such equity interests to the Company free and clear of all Liens. Such transfer will not (i) conflict with or result in a breach of any provisions of any operating agreement, certificate of incorporation, bylaws or similar organizational document of Filtration Systems, Inc., the Company, or the Subsidiary, (ii) constitute or result in the breach of any term, condition or provisions of, or constitute a default under any contract or agreement to which Filtration Systems, Inc., the Company, or the Subsidiary is a party, (iii) violate any Order or Law applicable to Filtration Systems, Inc., the Company, or the Subsidiary or any of such entity's respective properties or assets; or (iv) violate the tax classification of the Company obtained pursuant to the S corporation election.

         5.4 Broker. Except for SunTrust Robinson Humphrey, no broker, finder or similar agent has been employed by or on behalf of Seller, and no Person with which Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

         5.5 Taxes. No Seller has taken any action that could jeopardize the tax classification of the Company obtained pursuant to the S corporation election. If Seller is not a resident of Georgia, such Seller has executed an agreement, for all periods ending on or prior to the Closing Date, in which such Seller agrees to pay Georgia income tax on their proportionate part of the corporation's Georgia taxable income under Section 48-7-21(b)(7)(8) of the Georgia Income Tax Act and Regulations 560-7-3-06(6).

             ARTICLE VI       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers that the following representations and warranties are true and correct.

         6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         6.2 Authority Relative to this Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement or thereby. This Agreement has been duly and validly executed and delivered by Buyer and this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the General Enforceability Exceptions.

                   6.3 Consents and Approvals; No Violation.

             (a) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated herein, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the articles or certificate of incorporation or by-laws or equivalent organizational documents of Buyer, (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon, any property or assets of Buyer or, pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, and that would, in any such event, have a Material Adverse Effect on Buyer, or (iii) violate any Order or Law applicable to Buyer or any of its properties or assets.

             (b) No Consent is necessary for the consummation by Buyer of the transactions contemplated in this Agreement.

         6.4 Litigation. There are no Actions pending or, to Buyer's knowledge, overtly threatened against or affecting Buyer at law or in equity, or before or by any Governmental Authority that would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

         6.5 Investment Intent. The Shares are being purchased by Buyer for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. Buyer acknowledges that the Shares have not been registered under the Securities Act or the Exchange Act or any state or foreign securities laws and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities laws.

         6.6 No Brokers. No broker, finder or similar agent has been employed by or on behalf of Buyer, and no Person with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

                      ARTICLE VII COVENANTS OF THE PARTIES

         7.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its commercially reasonable efforts, at its own expense, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         7.2 Cooperation in Litigation. If the Company, Subsidiary, Sellers or Buyer shall require the participation of officers and employees employed by the other to aid in the defense or settlement of litigation or claims by third parties, and so long as there exists no conflict of interest between the parties, the parties shall use their commercially reasonable efforts to make such officers and employees available to participate in such defense, provided that the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

         7.3 Noncompetition, Nonsolicitation and Nondisparagement.

             (a) Noncompetition. For a period of five (5) years after the Closing Date, each Seller agrees that it shall not, anywhere in the world in which the Company, Subsidiary or Buyer is currently engaged in the Business, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the Business; provided, however, that Sellers may in the aggregate purchase or otherwise acquire up to (but not more than) three percent (3%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

             (b) Nonsolicitation. For a period of five (5) years after the Closing Date, no Seller shall directly or indirectly:

                 (i) solicit the business of any Person who is a customer of Buyer;

                 (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

                 (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of the Company or Subsidiary on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

                 (iv) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

             (c) Nondisparagement. After the Closing Date, no Seller will disparage the Company, Buyer or any of Buyer's Affiliates, stockholders, directors, officers, employees or agents.

             (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 7.3(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This
Section 7.3 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 7.3 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Company and Subsidiary and to prevent any unfair advantage conferred on Sellers.

         7.4 Section 338(h)(10) Election.

             (a) Sellers and Buyer agree that they shall jointly make or cause to be made the election under Section 338(h)(10) of the Code on Form 8023 (and any corresponding election under state or local law where available) with respect to the Company and Subsidiary as a result of the purchase of the Shares under this Agreement (the "Section 338 Election"). Sellers will include any income, gain, loss, deduction or other tax items resulting from the Section 338 Election on their Tax returns to the extent required by applicable law. Sellers also shall pay any Tax imposed on the Company or Subsidiary attributable to making the Section 338 Election, including (i) any Tax imposed under Code
Section 1374, (ii) any Tax imposed under Reg. Section 1.338(h)(10)-1T and
(d)(5), or (iii) any state, local or foreign Tax imposed on the Company's or Subsidiary's gains.

             (b) As soon after the Closing Date as is practicable and in any event not later than 30 days after the Closing Date, the Buyer shall complete a final Form 8023 (and all required attachments) and any similar forms required to be filed in order to effect the Section 338 Election under state or local law and shall present such forms to the Sellers' Representative for approval (which approval shall not be unreasonably withheld or delayed) promptly after their completion. For purposes of the Section 338 Election, the aggregate amount of
(i) the Purchase Price, as adjusted pursuant to Section 2.3, and (ii) the liabilities of the Company or Subsidiary shall be allocated to the assets of the Company and Subsidiary for all purposes (including tax and financial accounting purposes) in a manner consistent with the methodology set forth on Exhibit C. If there is a dispute concerning the application of such methodology to the final
Section 338 Election forms, Buyer and the Sellers' Representative shall attempt to resolve such dispute and if they have not done so within thirty days prior to any filing deadline, all unresolved items shall be submitted to the Reviewing Accountants for resolution in accordance with such methodology. The parties shall direct the Reviewing Accountants to resolve the dispute within twenty days of submission or as soon thereafter as practicable. The Reviewing Accountants' determination shall be final and binding on the parties, and judgment on such determination may be entered in any court having jurisdiction. Sellers, jointly and severally, and Buyer shall each be responsible for one-half of the fees and expenses of the Reviewing Accountants under this Section.

             (c) Sellers shall cooperate with Buyer in filing such election forms and Buyer shall take any other actions that are necessary for making or perfecting the elections and Buyer shall execute the Form 8023 and such other applicable election forms.

             (d) Buyer and Sellers shall report all transactions pursuant to this Agreement consistent with the Section 338 Election, except where required otherwise by applicable state law, and shall take no position contrary thereto unless required to do so pursuant to a "determination" within the meaning of
Section 1313 of the Code. Sellers shall pay any and all Taxes attributable to the making of the Section 338 Election ("Section 338 Election Taxes") and shall indemnify Buyer and the Company or Subsidiary, as the case may be, against any Loss (as defined in Section 8.3) relating to such Taxes.

             (e) The parties agree that a violation of the provisions of this
Section 7.4 is a proper subject of injunctive relief.

         7.5 Taxes.

             (a) Sellers' Representative shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for state or federal income Taxes for the Company and Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date and shall pay all Taxes shown as due thereon. Sellers' Representative shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing.

             (b) Buyer shall prepare and file all Tax Returns for Taxes (other than income Taxes as provided in Section 7.5(a)) for the Company and Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date and shall pay all Taxes shown as due thereon; provided that Sellers shall reimburse Buyer for any Taxes of the Company and Subsidiary with respect to such periods within fifteen (15) days after payment by Buyer or the Company and Subsidiary of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Working Capital Report.

             (c) Buyer, Sellers, the Company and Subsidiary shall cooperate fully and provide any necessary information, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 7.5 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable period, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and Subsidiary or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

             (d) With respect to the Tax Returns to be prepared by Seller's Representative pursuant to Section 7.5(a), Buyer shall, as soon as reasonably available in the ordinary course of business, deliver to Sellers' Representative the unaudited combined balance sheet of the Company and Subsidiary as of December 31, 2004, and the related unaudited combined income statement for the two-month period then ended (the "December 2004 Financial Statements"). In no event shall Buyer deliver the December 2004 Financial Statements later than 10 Business Days following the last Business Day of such period. The information reflected on such December 2004 Financial Statements shall not, however, be deemed in any respect to provide information or evidence in connection with the preparation of the Closing Working Capital Report and Buyer and Sellers' Representative acknowledge that such December 2004 Financial Statements when initially provided shall be preliminary in nature and subject to change.

             (e) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         7.6 Appointment of Sellers' Representative.

             (a) Each of the Sellers hereby irrevocably appoints the Sellers' Representative as its true and lawful attorney-in-fact, to act as his, her or its representative under this Agreement and, as such, to act, as such Seller's agent (with full power of substitution), to take such action on such Seller's behalf with respect to all matters relating to this Agreement and the related documents and all transactions contemplated by this Agreement and the related documents. All actions taken on Sellers' behalf by the Sellers' Representative shall be binding and enforceable on and against Sellers and each of their respective beneficiaries, heirs, personal representatives, successors and assigns and Buyer shall be entitled to rely, and shall be fully protected in relying, upon any actions taken, or statements made, by the Sellers' Representative as the representative and agent of all of Sellers.

             (b) The Sellers' Representative designated herein accepts the appointment as the initial Sellers' Representative and the authorization set forth in this subsection. The Sellers' Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Agreement or shall otherwise exist against the Sellers' Representative.

             (c) The Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to him by any Seller or Buyer, or any other evidence deemed by the Sellers' Representative to be reliable, and the Sellers' Representative shall be entitled to act on the advice of counsel selected by him. The Sellers' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless he has received such advice or concurrence of such other Sellers as he deems appropriate or he has been expressly indemnified to his satisfaction by Sellers appointing him severally, according to their respective ownership percentages of the Shares, against any and all liability and expense that the Sellers' Representative may incur by reason of taking or continuing to take any such action.

             (d) The Sellers' Representative shall be entitled to retain counsel and to incur such expenses as the Sellers' Representative deems to be necessary or appropriate in connection with the performance of their obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Sellers' Representative shall be borne by Sellers pro rata according to their respective ownership percentages of the Shares.

             (e) To the extent this Agreement provides that Sellers shall be jointly and severally liable to personally pay any cost, expense or other liability, Sellers shall share such payment ratably in accordance with their respective ownership percentages of the Shares, and shall reimburse each other as necessary to give effect to the intent of this provision.

             (f) The Sellers' Representative shall serve until the earlier of his resignation, death or legal incapacity. Upon the resignation, death or legal incapacity of the Sellers' Representative the Sellers holding a majority of the non-voting stock of the Company as of the date of this Agreement shall select a new Sellers' Representative who may resign, be removed or replaced in such a manner as the selecting Sellers agree. Each time a new Sellers' Representative is appointed pursuant to this Agreement, such Person shall accept such position in writing.

             (g) The selecting Sellers shall notify Buyer of each change of Sellers' Representative. Until Buyer receives the foregoing notice, it shall be entitled to assume that the prior Person acting as the Sellers' Representative is still the duly authorized Sellers' Representative.

         7.7 Company Employees.

             (a) Offers of Employment. Effective as of the Closing Date, Buyer shall cause the Company to continue the employment of each Company Employee other than those listed on Schedule 7.7 ("Employees") at a comparable base salary or at comparable base wages as in effect immediately prior to the Closing Date. Nothing in this Agreement shall require the Buyer to continue to employ any of the Employees, or to maintain the compensation of any Employee at any particular level, for any specified period following the Closing Date or prevent the Buyer from terminating any of the Employees after the Closing Date.

             (b) Individual Account Plans. Each Employee who is a participant in the Purafil, Inc. 401(k) Profit Sharing Plan ("Company 401(k) Plan"), shall, at the option of Buyer, either continue to participate in the Company 401(k) Plan or become eligible to participate in the Kaydon Corporation Employee Stock Ownership & Thrift Plan or equivalent ("Buyer 401(k) Plan") as soon as practicable after the Closing Date. If the Company 401(k) Plan is terminated, the Company shall permit each Employee to elect a direct rollover of the portion of his or her account balance that is eligible for rollover under a Company savings program to the Buyer 401(k) Plan. The Buyer shall cause the Buyer 401(k) Plan to accept the direct rollover of the Employees' benefits in cash and, if applicable, promissory notes that are not accelerated from the Company 401(k) Plan.

         (c) Employee Benefits.

                 (i) The Buyer shall, at its option, either maintain Company employee benefit plans in effect as of the Closing Date or extend to each Employee existing Buyer employee benefit plans (the "Buyer Plans") that provide benefits to such Employee comparable to those benefits provided by Buyer to its similarly situated employees immediately prior to the Closing Date. Nothing in this Agreement shall require the Buyer to maintain the benefits of any Employee at any particular level for any specified period following the Closing Date. The Buyer shall cause the Company to give full credit for each Employee's period of service with the Company prior to the Closing Date under any Buyer Plan in which any Employee is eligible to participate for all purposes, including, but not limited to, entitlement for holidays, sick days, vacations, severance, waiting periods and vesting; provided that the Buyer is not required to give past service credit for benefit accrual purposes under any qualified plan that is a defined benefit pension plan sponsored by the Buyer.

                 (ii) The Buyer shall, at its option, either maintain Company welfare benefit plans in effect as of the Closing Date or extend to each Employee existing Buyer welfare benefit plans (the "Buyer Welfare Plans") that provide benefits to such Employee comparable to those benefits provided by Buyer to its similarly situated employees immediately prior to the Closing Date. In the event the Buyer elects to extend to Employees the Buyer Welfare Plans, for purposes of each Buyer Welfare Plan providing medical benefits to any Employee, the Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements of such plans to be waived for such Employee and his or her covered dependents (other than waiting periods that are already in effect with respect to such Employees and dependents under the Company's plans that have not been satisfied as of the Closing Date). With respect to Buyer Welfare Plans in which benefits are subject to co-payments, deductibles or similar thresholds, the Buyer or one of its Affiliates will take any and all required actions necessary to give full credit for all co-payments and deductibles satisfied prior to the Closing Date in the same plan year as if there had been a single continuous employer.

         7.8 Federal Tax on Deposit. Buyer covenants and agrees to pay to William Weiller any Federal Tax on deposit as of the close of business on the Closing Date. Such amount shall be paid no later than ten (10) Business Days following the date Buyer receives a refund of any such Federal Tax.

         7.9 Survey. Buyer shall obtain a current ALTA survey of the owned Real Property as soon as practicable and in any event, not later than ninety (90) days after the Closing Date. Buyer and Seller shall use commercially reasonable efforts to resolve to their mutual satisfaction the items set forth in items 3, 4 and 5 of Schedule 8.1(f) and if so resolved as to any item, such item shall be deemed deleted from Schedule 8.1(f) (without any impact on Sellers' obligations under Section 8.1(a)). Buyer and Seller agree, however, that as to any of such items 3, 4 or 5 of Schedule 8.1(f) as to which they do not reach a mutual resolution, such item shall remain on Schedule 8.1(f).

                        ARTICLE VIII   INDEMNIFICATION

         8.1 Indemnification by Sellers. Subject to the limitations of Section 8.7, Sellers, jointly and severally, shall indemnify and hold harmless Buyer, its officers, directors, employees and agents (collectively, the "Buyer Indemnified Parties"), from and against any and all Losses (as defined in
Section 8.3), arising out of, based upon or resulting from:

             (a) any breach of any representation or warranty of Sellers which is contained in or made pursuant to this Agreement;

             (b) any breach or nonfulfillment by Sellers of any of their covenants, agreements or other obligations contained in or made pursuant to this Agreement;

             (c) any Loss arising out of (i) any failure to pay Taxes pursuant to the Section 338 Election contemplated by Section 7.4, (ii) any Tax liability pursuant to Section 7.5(b), (iii) any corporate-level Tax resulting from or related to the transactions disclosed on Schedule 4.16(n); or (iv) any liability arising out of any defect in the Company's classification as an "S corporation" under the Code;

             (d) any Loss resulting from any claim brought by a Seller in connection with the transactions contemplated by this Agreement, including, but not limited to, claims with respect to distribution of the Purchase Price or authorization of the transactions contemplated by this Agreement;

             (e) any Loss arising out of those liabilities under Environmental Laws identified on Schedule 4.9; and

             (f) any Loss arising out of the matters identified on Schedule 8.1(f).

         8.2 Indemnification by Buyer. Subject to the limitations of Section 8.7, Buyer shall indemnify and hold harmless Sellers from and against any and all Losses (as defined in Section 8.3) arising out of, based upon or resulting from:

             (a) any breach of any representation or warranty of Buyer which is contained in or made pursuant to this Agreement; and

             (b) any breach or nonfulfillment by Buyer of any of its covenants, agreements or other obligations contained in or made pursuant to this Agreement;

         8.3 Definition of Losses and Legal Expenses. For purposes of this
Article VIII, "Loss" or "Losses" shall mean and include damages, liabilities and claims by or to the person entitled to indemnification (an "Indemnified Party"), including all reasonable fees, costs and expenses related thereto, including any and all of the Indemnified Party's Legal Expenses. As used in this Agreement, "Legal Expenses" shall mean the fees, costs and expenses reasonably incurred by the Indemnified Party in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted claim, prior to assumption of control of the defense of such claim by the person that is obligated to provide such indemnification (an "Indemnifying Party").

         8.4 Third Party Claims.

             (a) Promptly after receipt of notice of the commencement of any action or claim by a third party in respect of which the Indemnified Party may seek indemnification under this Agreement, the Indemnified Party shall promptly notify the Indemnifying Party, or in the case of a Seller as an Indemnifying Party, for purposes of this Section 8.4, the Sellers' Representative. The Indemnifying Party shall be entitled to control the defense of such action; provided, however, that:

                 (i) the Indemnified Party shall be entitled to participate in the defense of such action or claim and to employ counsel at its own expense to assist in the handling of such action or claim;

                 (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (with such approval not to be unreasonably withheld) prior to appointing counsel;

                 (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such action or claim, or ceasing to defend against such action or claim (with such approval not to be unreasonably withheld);

                 (iv) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such action or claim; and

                 (v) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any action or claim to the extent the claim seeks an injunction, non-monetary or other equitable relief against the Indemnified Party which, if successful, would in the judgment of the Indemnified Party materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

             (b) After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action or claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action or claim. If the Indemnifying Party does not assume control of the defense of such action or claim as provided in this Section, then the Indemnified Party shall have the right to defend such action or claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party for such costs and expenses in accordance with this Article VIII.

         8.5 Procedure Relating to Other Claims. In the event that any Indemnified Party should have a claim under Article VIII that does not involve a claim by a third party being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve any liability under this Article VIII, except to the extent that the ability to defend such claim or demand shall have been actually prejudiced as a result of such failure. If the Indemnifying Party disputes the liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the terms of this Agreement.

         8.6 Subrogation. If the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Agreement, then the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the actions or claims to which such indemnification relates.

         8.7 Limitations On Indemnification Obligations. The obligations of the parties to make indemnification payments pursuant to Section 8.1 and Section 8.2 are limited as follows:

             (a) Sellers shall have no liability for indemnification unless and until, and only to the extent that, the aggregate amount of all Losses for which indemnification is sought by Buyer exceeds $250,000 (the "Indemnification Deductible Cap");

             (b) Sellers shall have no liability for indemnification to the extent that the amount of all payments made by Sellers on account of Losses exceeds $4,150,000 (the "Indemnification Cap");

             (c) Buyer shall have no liability for indemnification unless and until, and only to the extent that, the aggregate amount of all Losses for which indemnification is sought by Seller exceeds the Indemnification Deductible Cap; and

             (d) Buyer shall have no liability for indemnification to the extent that the amount of all payments made by Buyer on account of Losses exceeds the Indemnification Cap.

         Notwithstanding anything to the contrary in this Agreement, the Indemnification Deductible Cap and the Indemnification Cap shall not apply to
(i) any breach by Sellers of the representations and warranties in Section 4.1 (Organization of the Companies; Qualification; Capitalization.), Section 4.2 (Authority; No Violation or Consent), Section 4.3 (No Subsidiaries or Investments), Section 4.16(a) (Taxes-Subchapter S) Section 4.17 (Transactions with Shareholders, Officers, Directors, Etc.) and Section 4.18 (Brokers), (ii) any breach by a Seller of the representations and warranties in Article V (Representations and Warranties of each Seller), (iii) any liability resulting from fraud, or (iv) any liability arising pursuant to Section 8.1(c), (d), (e), or (f) of this Agreement; provided further, however, that for purposes of any indemnification claim arising under Section 8.1(e), an "Indemnification Cap" shall apply but shall be deemed to be $10,000.

         8.8 Payment for Indemnity Claims. Subject to the limitations of Sections 8.7 and 8.9, if applicable, Buyer will have the right to receive the amount of any Losses incurred by Buyer from any third-party claim or any claim against Sellers under Section 8.1 that has been finally determined by agreement or by a court of competent jurisdiction from the Escrow Funds, as provided in the Escrow Agreement. The term "Escrow Funds" for purposes of this Article VIII shall mean the Escrow Fund decreased by (A) any releases of the Escrow Fund pursuant to the terms of the Escrow Agreement; and (B) the fees and expenses of the Escrow Agent under the Escrow Agreement. With respect to Losses which are not subject to the Indemnification Cap, the Sellers shall remain jointly and severally liable for any such Losses.

         8.9 Survival.

             (a) Except as otherwise set forth in this Agreement, the representations, warranties, covenants and agreements contained in this Agreement, or in any Schedule, certificate, document or statement delivered pursuant to this Agreement, shall survive until eighteen (18) months following the Closing Date and shall be deemed to have been relied upon and shall not be affected in any respect by the Closing, any investigation conducted by any party or by any information which any party may receive.

             (b) Notwithstanding the foregoing, the representations and warranties of Sellers contained in (x) Section 4.1 (Organization of the Companies; Qualification; Capitalization.), Section 4.2 (Authority; No Violation or Consent), Section 4.3 (No Subsidiaries or Investments), Section 4.17 (Transactions with Shareholders, Officers, Directors, Etc.) and Section 4.18 (Brokers) and (y) Article V (Representations and Warranties of each Seller) shall survive indefinitely after the Closing Date, and (ii) the representations and warranties of Sellers contained in Section 4.9 (Environmental Matters),
Section 4.12 (Employee Benefit Plans) and Section 4.16 (Taxes) shall survive until the expiration of the applicable statute of limitations (or extensions or waivers thereof). The liability of any party under Article VIII shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to the date on which it would otherwise terminate.

             (c) Except as set forth in Articles IV and V, no representations, warranties or guarantees have been, are being or will be made by Sellers as to the quality, condition, character, size, quantity, type, earnings, revenues, expenses, suitability or value of the Business or the Shares and ALL REPRESENTATIONS, WARRANTIES OR GUARANTEES IMPLIED OR OTHERWISE CREATED UNDER ANY APPLICABLE LAW, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED BY SELLERS; provided that the foregoing shall not be deemed to limit any claim by Buyer for fraud.

                          ARTICLE IX   MISCELLANEOUS

         9.1 Construction and Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. In addition:

             (a) Each definition in this Agreement includes the singular and the plural, and references to any gender include the other gender where appropriate.

             (b) Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise. References to any statute or regulation mean such statute or regulation as amended at the time and include any successor legislation or regulation.

             (c) The word "including" means "including, but not limited to." The word "or" is not exclusive. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

             (d) Unless otherwise provided for in this Agreement, references to Articles, Sections, Exhibits and Schedules mean the Articles, Sections, Exhibits and Schedules of this Agreement. The Exhibits and Schedules are incorporated by reference into and shall be deemed a part of this Agreement.

             (e) All references to dollar amounts in this Agreement shall be references to United States Dollars unless otherwise provided.

             (f) In computing any time period provided for in this Agreement, the first day of the time period shall not be counted but the last day of the time period shall be counted. Any action required to be taken on a particular day must be taken before 5:00 p.m., Eastern Time on that day.

             (g) All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP on the date of this Agreement.

         9.2 Expenses. Except as otherwise provided for in this Agreement (i) Buyer shall pay its own fees and expenses (including the fees of any attorneys, accountants, environmental consultants or others engaged by Buyer), and (ii) Sellers shall pay their own fees and expenses (including the fees of any attorneys, accountants, investment bankers, environmental consultants or others engaged by such Sellers), incurred in connection with this Agreement and the transactions contemplated by this Agreement, whether or not such transactions are consummated. After the Closing, Sellers, jointly and severally, shall be obligated to reimburse the Company and Subsidiary for the entire amount of any such fees and expenses that are not paid at or prior to the Closing Date. Such obligations shall survive indefinitely after the Closing, shall not be subject to any of the limitations set forth in Article VIII, and shall not be counted toward any caps set forth in Article VIII.

         9.3 Notices. All notices or other communications required or permitted under this Agreement shall be sufficiently given if in writing and (a) hand delivered, including delivery by courier services, (b) sent by facsimile with confirmation or (c) sent by certified mail, return receipt requested, postage prepaid addressed to the recipient at the address stated below, or to such other address as the party concerned may substitute by written notice to the other.

         If to the Sellers:


                  c/o William Weiller
                  226 Center Avenue
                  Santa Rosa Beach, FLA 32459
                  Attention:  William Weiller
                  Fax:
                       ------------------

         With a copy to:

                  Alston & Bird
                  One Atlantic Center
                  1201 West Peachtree St.
                  Atlanta, GA  30309-3424
                  Attention:  Timothy Perry
                  Fax:  (404) 253-8262

         If to the Buyer:

                  Kaydon Corporation
                  315 East Eisenhower Parkway, Suite 300
                  Ann Arbor, Michigan  48108
                  Attention:  Brian P. Campbell, President
                  Fax:  (734) 747-6928

         With a copy to:

                  Dykema Gossett PLLC
                  2723 South State Street, Suite 400
                  Ann Arbor, Michigan 48104
                  Attention:  Barbara A. Kaye
                  Fax:  (734) 214-7676

         All notices hand delivered will be deemed received on the day of delivery. All notices forwarded by certified mail, return receipt requested, will be deemed received on the date two (2) days (excluding Saturdays, Sundays and legal holidays when the U.S. mail is not delivered) immediately following the date of deposit in the U.S. mail; except, however, if the signed return receipt indicating the date upon which the notice was actually received is a different date, in which case the date that such notice was received will be deemed to be the date that the return receipt is signed. Addresses may be changed by giving notice of such change in the manner provided herein. Unless and until such written notice is received, the last address given will be deemed to continue in effect for all purposes.

         9.4 Assignment. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of all parties and their respective successors and permitted assigns, and the provisions of Article VIII of this Agreement shall inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by any of the parties without the prior written consent of the other parties, except that Buyer may assign this Agreement and such rights, interests and obligations to a wholly owned direct or indirect subsidiary of Buyer (provided that such assignment shall not relieve Buyer of its obligations under this Agreement).

         9.5 Entire Agreement.

             (a) This Agreement, including any and all documents referenced herein as constituting continuing and effective agreements between or among any party and other parties or their representatives, contains the entire agreement and understanding between the parties with respect to the subject matter herein identified and merges and integrates any and all previous and contemporaneous implied agreements (in fact or law), negotiations, representations, covenants, promises, conditions, and understandings made by or between the parties concerning such matters, including those made by or between the representatives of one party to another party or its representatives. In this regard, the parties expressly acknowledge that, in entering into this Agreement, they are not relying, nor have they relied, upon any previous or contemporaneous implied agreements (in fact or in law), negotiations, representations, covenants, promises, conditions, or understandings, either oral or written, by another party or its representatives that is not expressly set forth in the terms of this Agreement. Moreover, the parties further acknowledge that, except for the representations expressly set forth in this Agreement, in entering into this Agreement, they are not relying, and have not relied, upon the accuracy of any other representation concerning the subject matter hereof which another party or their representatives may have made prior to, or contemporaneously with, this Agreement, and they fully assume the risk that any such representation may have been, or is, inaccurate, in part or in full.

             (b) The parties represent that they understand the contents of this Agreement, they have had the opportunity to consult with independent counsel, and they execute this Agreement without coercion on the part of anyone, as their own free act and deed.

         9.6 Counterparts. This Agreement may be executed with counterpart signature pages or in two or more counterparts (including facsimile transmissions of such signature pages), all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         9.7 Governing Law. This Agreement shall be governed by the laws of the United States and the State of Michigan (regardless of the laws that might be applicable under principles of conflicts or choice of law) as to all matters including matters of validity, construction, effect and performance. Any action involving this Agreement shall be brought and maintained solely in a court of the State of Michigan or a federal court sitting in the Eastern District of Michigan, Southern Division.

         9.8 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby and this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provisions had not been included in this Agreement. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         9.9 Third Parties. Nothing in this Agreement shall be deemed to be for the benefit of, or enforceable by or on behalf of any party, including any employee or former employee of the Company or Subsidiary, any dependent or beneficiary of any such employee, any organization, any obligee, owner or holder of any obligation or liability, other than the parties and any Indemnified Party.

         9.10 Consent to Jurisdiction and Service of Process. Except as otherwise provided in this Agreement, the parties hereto hereby submit to the jurisdiction of the courts of Michigan or the courts of the United States District Court located in the State of Michigan in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and hereby waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon Buyer or Sellers by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 9.3 hereof.

         9.11 Schedules

             (a) The disclosures in the Schedules must relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement except with respect to any disclosure on a particular Schedule which, as of the Closing Date, includes information in such detail as would make it readily apparent to a reasonable Person that such disclosure also relates to another specific representation or warranty. The content of the documents referenced in Schedule 4.9, Schedule 4.12, and Schedule 4.13 is deemed incorporated by reference into such Schedules as if attached thereto.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                        * * * * * * * * * * * * * * * * *

 The parties executed this Stock Purchase Agreement as of the day and year first above written.

                          KAYDON  CORPORATION


                          By:      /s/ Peter C. DeChants
                                   ---------------------------------------------
                                   Peter C. DeChants, Vice President-
                                   Corporate Development and Treasurer


                                   SELLERS


                                   /s/ William Weiller
                                   ---------------------------------------------
                                   William Weiller

                                   /s/ William Weiller
                                   ---------------------------------------------
                                   Mark Weiller, by William Weiller as
                                   attorney-in-fact

                                   /s/ William Weiller
                                   ---------------------------------------------
                                   Pia Weiller Crook, by William Weiller as
                                   attorney-in-fact

                                   /s/ William Weiller
                                   ---------------------------------------------
                                   Andrew Weiller, by William Weiller as
                                   attorney-in-fact

                                   /s/ William Weiller
                                   ---------------------------------------------
                                   Christian Weiller, by William Weiller as
                                   attorney-in-fact

                                   /s/ William Weiller
                                   ---------------------------------------------
                                   Nicholas Weiller, by William Weiller as
                                   attorney-in-fact


                     [Signatures Continue on Following Page]

                                   SELLERS' REPRESENTATIVE


                                   /s/ William Weiller
                                   ---------------------------------------------
                                   William Weiller

                                                                 EXECUTION COPY



                         TABLE OF EXHIBITS AND SCHEDULES




EXHIBITS
Exhibit A               Escrow Agreement
Exhibit B               Normal Working Capital
Exhibit C               Purchase Price Allocation
Exhibit D               Designated Account

SCHEDULES

Schedule 2.2(a)         Seller Purchase Price Allocation
Schedule 3.2(k)         Directors' and Officers' Resignations
Schedule 3.2(l)         Assumed Leases
Schedule 3.2(m)         Employment Agreements
Schedule 4.1(a)         Jurisdiction Qualifications
Schedule 4.1(b)         Capitalization
Schedule 4.3(b)         Filtration Systems, Inc.
Schedule 4.4(c)         Internal 2004 Financial Statements
Schedule 4.4(e)         Books and Records
Schedule 4.4(g)         Assets and Liabilities Books and Records
Schedule 4.5            Undisclosed Liabilities
Schedule 4.6(a)         Conduct of Business in Ordinary Course
Schedule 4.6(c)         Distributions to Shareholders
Schedule 4.6(f)         Asset Purchases
Schedule 4.7(a)         Real Property
Schedule 4.7(b)         Tangible PersonalProperty
Schedule 4.7(c)         Liens
Schedule 4.8(a)         Intellectual Property
Schedule 4.8(c)         Actions to Be Taken Within 180 Days
Schedule 4.8(e)         Intellectual Property Settlements, Consents, Judgments, etc.
Schedule 4.8(g)         Intellectual Property Claims
Schedule 4.8(i)         Non-Disclosure Agreements
Schedule 4.9(a)         Environmental Matters
Schedule 4.9(d)         Environmental Permits
Schedule 4.10           Insurance
Schedule 4.11(e)        Company Employees
Schedule 4.11(h)        Workers' Compensation
Schedule 4.11(i)        Layoffs, Disability, Leaves of Absence and Other Claims
Schedule 4.12(a)        Employee Benefit Plans
Schedule 4.12(c)        Bonus Plans
Schedule 4.12(n)        Subsidiary Employees
Schedule 4.13(a)(iv)    Material Contracts
Schedule 4.14           Legal Proceedings


Schedule 4.15           Permits
Schedule 4.16(b)        Taxing Authorities
Schedule 4.16(l)        Income or Deduction Modifications
Schedule 4.16(n)        Share and Asset Acquisitions
Schedule 4.17           Transactions with Shareholders, Officers, Directors, Etc.
Schedule 4.19           Consigned Inventory
Schedule 4.21           Suppliers
Schedule 4.22           Customers
Schedule 4.24           Compliance with Laws
Schedule 4.27           Warranties; Product Liability
Schedule 4.28           Bank Accounts
Schedule 7.7(a)         Excluded Employees
Schedule 8.1(f)         Indemnification by Sellers


THE REGISTRANT AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED EXHIBIT OR SCHEDULE TO THE COMMISSION UPON REQUEST.


                                       56